EXHIBIT 99.2

Quarterly Supplemental Information
June 30, 2013

Corporate Headquarters	Institutional Analyst Contact	Investor Relations
11695 Johns Creek Parkway, Suite 350	Telephone: 770.418.8592	Telephone: 866.354.3485
Johns Creek, GA 30097	research.analysts@piedmontreit.com	investor.services@piedmontreit.com
Telephone: 770.418.8800		www.piedmontreit.com

Piedmont Office Realty Trust, Inc.
Quarterly Supplemental Information

Notice to Readers:
Please refer to page 49 for a discussion of important risks related to the business of Piedmont Office Realty Trust, Inc., as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking statements about leasing, financial operations, leasing prospects, etc. contained in this quarterly supplemental information package might not occur.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention. When the Company sells properties, it restates historical income statements with the financial results of the sold assets presented in discontinued operations.

Piedmont Office Realty Trust, Inc.
Corporate Data

Piedmont Office Realty Trust, Inc. (also referred to herein as "Piedmont" or the "Company") (NYSE: PDM) is a fully-integrated and self-managed real estate investment trust (“REIT”) specializing in the acquisition, ownership, management, development and disposition of primarily high-quality Class A office buildings located predominantly in large U.S. office markets and leased principally to high-credit-quality tenants. Approximately 82% of our Annualized Lease Revenue ("ALR")(1) is derived from our office properties located within the ten largest U.S. office markets, including Chicago, Washington, D.C., the New York metropolitan area, Boston and greater Los Angeles. Rated as an investment-grade company by Standard & Poor’s and Moody’s, Piedmont has maintained a low-leverage strategy while acquiring its properties.

This data supplements the information provided in our reports filed with the Securities and Exchange Commission and should be reviewed in conjunction with such filings.

	As of	As of
	June 30, 2013	December 31, 2012
Number of consolidated office properties (2)	74	74
Rentable square footage (in thousands) (2)	20,704	20,500
Percent leased (3)	86.4%	87.5%
Percent leased - stabilized portfolio (4)	89.3%	90.5%
Capitalization (in thousands):
Total debt - principal amount outstanding	$1,710,525	$1,416,525
Equity market capitalization	$2,980,264	$3,024,386
Total market capitalization	$4,690,789	$4,440,911
Total debt / Total market capitalization	36.5%	31.9%
Total debt / Total gross assets	31.0%	27.2%
Common stock data
High closing price during quarter	$20.94	$18.28
Low closing price during quarter	$16.96	$17.22
Closing price of common stock at period end	$17.88	$18.05
Weighted average fully diluted shares outstanding (in thousands) (5)	167,714	170,441
Shares of common stock issued and outstanding (in thousands)	166,681	167,556
Rating / outlook
Standard & Poor's	BBB / Stable	BBB / Stable
Moody's	Baa2 / Stable	Baa2 / Stable
Employees	120	116

(1)	The definition for Annualized Lease Revenue can be found on page 40.
(2)
As of June 30, 2013, our consolidated office portfolio consisted of 74 properties (exclusive of our equity interests in five properties owned through unconsolidated joint ventures). During the first quarter of 2013, we sold 1111 Durham Avenue, a 237,000 square foot office building located in South Plainfield, NJ, and acquired Arlington Gateway, a 334,000 square foot office building located in Arlington, VA and 5 & 15 Wayside Road, a 271,000 square foot office building complex located in Burlington, MA. During the second quarter of 2013, we sold 1200 Enclave Parkway, a 150,000 square foot office building located in Houston, TX. For additional detail on asset transactions during 2013, please refer to page 37.

(3)
Calculated as leased square footage plus square footage associated with executed new leases for currently vacant spaces divided by total rentable square footage, all as of the relevant date, expressed as a percentage. This measure is presented for our consolidated office properties and excludes unconsolidated joint venture properties. Please refer to page 26 for additional analyses regarding Piedmont's leased percentage.

(4)	Please refer to page 38 for information regarding value-add properties, data for which is removed from stabilized portfolio totals.
(5)	Weighted average fully diluted shares outstanding are presented on a year-to-date basis for each period.

Piedmont Office Realty Trust, Inc.
Investor Information

Corporate
11695 Johns Creek Parkway, Suite 350
Johns Creek, Georgia 30097
770.418.8800
www.piedmontreit.com

Executive Management

Donald A. Miller, CFA	Robert E. Bowers	Laura P. Moon
Chief Executive Officer, President	Chief Financial Officer, Executive	Chief Accounting Officer and
and Director	Vice President, and Treasurer	Senior Vice President

Raymond L. Owens	Carroll A. Reddic, IV	Robert K. Wiberg
Executive Vice President,	Executive Vice President,	Executive Vice President,
Capital Markets	Real Estate Operations and Assistant	Mid-Atlantic Region and
	Secretary	Head of Development

Board of Directors

W. Wayne Woody	Frank C. McDowell	Donald A. Miller, CFA
Director, Chairman of the Board of	Director, Vice Chairman of the	Chief Executive Officer, President
Directors and Chairman of	Board of Directors and Chairman	and Director
Governance Committee	of Compensation Committee

Raymond G. Milnes, Jr.	Jeffery L. Swope	Michael R. Buchanan
Director and Chairman of	Director and Chairman of	Director
Audit Committee	Capital Committee

Wesley E. Cantrell	William H. Keogler, Jr.	Donald S. Moss
Director	Director	Director

Transfer Agent	Corporate Counsel

Computershare	King & Spalding
P.O. Box 358010	1180 Peachtree Street, NE
Pittsburgh, PA 15252-8010	Atlanta, GA 30309
Phone: 866.354.3485	Phone: 404.572.4600

Piedmont Office Realty Trust, Inc.
Financial Highlights
As of June 30, 2013

Financial Results (1)

Funds from operations (FFO) for the quarter ended June 30, 2013 was $61.4 million, or $0.37 per share (diluted), compared to $60.3 million, or $0.35 per share (diluted), for the same quarter in 2012. FFO for the six months ended June 30, 2013 was $121.6 million, or $0.72 per share (diluted), compared to $120.3 million, or $0.70 per share (diluted), for the same period in 2012. The increase in FFO for the three months and the six months ended June 30, 2013 as compared to the same periods in 2012 was principally related to the following factors: 1) increased operating income attributable to newly acquired properties and increased average occupancy for the same store properties during the 2013 periods when compared to the 2012 periods, 2) litigation settlement insurance reimbursements amounting to $1.2 million received in 2013, and 3) net casualty gains related to insurance reimbursements received in 2013 for damage caused by Hurricane Sandy, offset by 4) reduced operating income contributions attributable to sold properties during the 2013 periods when compared to the 2012 periods, 5) increased interest expense in 2013 when compared to 2012 associated with the larger amount of average debt outstanding in 2013 attributable primarily to recent property acquisitions, 6) increased general and administrative expenses primarily attributable to reduced legal expense recoveries and reduced bad debt expense recoveries in 2013 as compared to 2012, and 7) decreased interest income in 2013 as a result of the repayment of a loan asset in late 2012.

Core funds from operations (Core FFO) for the quarter ended June 30, 2013 was $57.9 million, or $0.35 per share (diluted), compared to $60.4 million, or $0.35 per share (diluted), for the same quarter in 2012. Core FFO for the six months ended June 30, 2013 was $119.5 million, or $0.71 per share (diluted), compared to $120.4 million, or $0.70 per share (diluted), for the same period in 2012. Differences in Core FFO for the three months and the six months ended June 30, 2013 as compared to the same periods in 2012 were principally related to the deduction from FFO of the insurance reimbursements related to the litigation settlement and Hurricane Sandy expenses. These items were deducted from FFO in the calculation of Core FFO since they were recoveries associated with specific events and are considered to be non-recurring items.

Adjusted funds from operations (AFFO) for the quarter ended June 30, 2013 was $33.6 million, or $0.20 per share (diluted), compared to $36.2 million, or $0.21 per share (diluted), for the same quarter in 2012. AFFO for the six months ended June 30, 2013 was $70.2 million, or $0.42 per share (diluted), compared to $86.3 million, or $0.50 per share (diluted), for the same period in 2012. The decrease in AFFO for the three months and the six months ended June 30, 2013 as compared to the same periods in 2012 was primarily related to the items described above for changes in FFO, as well as increased non-incremental capital expenditures in 2013 attributable to the high volume of recent leasing activity. The decrease in AFFO for the six months ended June 30, 2013 as compared to the same period in 2012 was also influenced by increased rental abatement concessions in 2013 as compared to 2012 associated with the high volume of new leases commencing, such increase in abatements being evident in the larger amount of straight line rent adjustments in 2013 when compared to 2012.

Operations

On October 29, 2012, Hurricane Sandy made landfall in the metropolitan New York City area. As previously disclosed, most of the Company's properties in the New York area were only minimally damaged from the high winds and rain. Substantially all repair work related to the storm is complete, except for some equipment replacement at 60 Broad Street, which is anticipated to be completed during the second half of 2013. Expenses incurred in relation to the damage caused by the storm, as well as insurance reimbursements, have been presented on Piedmont's income statement in a separate line entitled Net Casualty (Loss) / Recoveries. Due to the non-recurring nature of Hurricane Sandy-related expenses and insurance reimbursements, such items are excluded from the calculation of Core FFO and AFFO.

On a square footage leased basis, our total office portfolio was 86.4% leased as of June 30, 2013, as compared to 86.0% as of March 31, 2013 and 87.5% as of December 31, 2012. During the twelve-month period ending June 30, 2013, our stabilized leased percentage increased from 88.1% at June 30, 2012 to 89.3% at June 30, 2013. The stabilized leased percentage excludes the impact of value-add properties (see page 38). The primary reason for the increase in the leased percentage for our stabilized assets during that period is positive net absorption attributable to several recent large lease transactions for previously vacant spaces, most notably the 301,000 square foot Catamaran lease at Windy Point II in Schaumburg, IL and the 87,000 square foot Guidance Software lease at 1055 East Colorado Boulevard in Pasadena, CA. Please refer to page 26 for additional leased percentage information.

The weighted average remaining lease term of our portfolio was 7.0 years(2) as of June 30, 2013 as compared to 6.9 years at December 31, 2012.

(1)
FFO, Core FFO and AFFO are supplemental non-GAAP financial measures. See page 40 for definitions of non-GAAP financial measures. See pages 14 and 42 for reconciliations of FFO, Core FFO and AFFO to Net Income.

(2)
Remaining lease term (after taking into account leases for vacant spaces which had been executed but not commenced as of June 30, 2013) is weighted based on Annualized Lease Revenue, as defined on page 40.

During the three months ended June 30, 2013, the Company completed 738,000 square feet of total leasing. Of the total leasing activity during the quarter, we signed renewal leases for 491,000 square feet and new tenant leases for 247,000 square feet, including leases for 8,605 square feet that were signed at joint venture assets. During the first half of 2013, we completed 1,209,000 square feet of leasing for our consolidated office properties and 1,225,000 square feet of leasing inclusive of activity associated with our unconsolidated joint venture assets. The average committed capital cost for all leases signed during the six months ended June 30, 2013 at our consolidated office properties was $3.59 per square foot per year of lease term. Average committed capital cost per square foot per year of lease term for renewal leases signed during the six months ended June 30, 2013 was $2.61 and average committed capital cost per square foot per year of lease term for new leases signed during the same time period was $5.53 (see page 33).

During the three months ended June 30, 2013, we executed seven long-term leases greater than 20,000 square feet at our consolidated office properties. Please see information on those leases listed below.

Tenant	Property	Property Location	Square Feet Leased	Expiration Year	Lease Type
Avnet, Inc.	8700 South Price Road	Tempe, AZ	132,070	2024	Renewal
Siemens Corporation	Crescent Ridge II	Minnetonka, MN	115,754	2019	Renewal / Contraction
TMW Systems, Inc.	Eastpoint I	Mayfield Heights, OH	57,911	2024	New
Conexant Systems, Inc.	1901 Main Street	Irvine, CA	44,984	2020	New
Aon Corporation	Aon Center	Chicago, IL	31,702	2028	New
Epsilon Data Management, LLC	6031 Connection Drive	Irving, TX	27,938	2018	New
The Moscoe Group	Crescent Ridge II	Minnetonka, MN	24,470	2021	New

Leasing Update

As of June 30, 2013, there was one tenant whose lease was in holdover and there were three tenants whose leases were scheduled to expire during the eighteen month period following the end of the second quarter of 2013, each of which contributed greater than 1% in net Annualized Lease Revenue (ALR) expiring over the next eighteen months. Information regarding the leasing status of the spaces associated with those tenants' leases is presented below.

Tenant	Property	Property Location	Net Square Footage Expiring	Net Percentage of Current Quarter Annualized Lease Revenue Expiring (%)	Expiration (1)	Current Leasing Status
United States of America (National Park Service)	1201 Eye Street	Washington, D.C.	219,750	1.9%	Holdover	National Park Service is now in holdover status. The Company is in discussions with the National Park Service for a lease renewal.
United States of America (Defense Intelligence Agency)	3100 Clarendon Boulevard	Arlington, VA	221,084	1.7%	Q4 2013
In December 2012, the Defense Intelligence Agency exercised a termination option pursuant to its lease. The lease will now expire December 31, 2013. The Company is actively marketing the space for lease.

BP	Aon Center	Chicago, IL	67,117	1.5% (2)	Q4 2013
Approximately 96% of the square footage leased by BP has been leased on a long-term basis to: Aon Corporation, Thoughtworks, Integrys Energy Group, and Federal Home Loan Bank. Three of these future tenants are current subtenants. The remaining available space is actively being marketed for lease.

Qwest Communications (also known as CenturyLink)	4250 North Fairfax Drive	Arlington, VA	161,141	1.0%	Q2 2014	The Company is in discussions with the current tenant for a lease renewal and possible contraction.

(1)	The lease expiration date presented is that of the majority of the space leased to the tenant at the building.
(2)
The Net Percentage of Annualized Lease Revenue Expiring for the BP lease includes the rent roll downs associated with the replacement leases, which total approximately 96% of the square footage currently leased by BP.

Piedmont typically signs leases several months in advance of their anticipated lease commencement dates. Presented below is a schedule of uncommenced leases greater than 50,000 square feet and their anticipated commencement dates. Lease renewals are excluded from this schedule.

Tenant	Property	Property Location	Square Feet Leased	Space Status	Estimated Commencement Date	New / Expansion
Guidance Software, Inc.	1055 East Colorado Boulevard	Pasadena, CA	86,790	Vacant	Q3 2013	New
GE Capital	500 West Monroe Street	Chicago, IL	79,162	Vacant	Q4 2013 - Q4 2014	Expansion
Aon Corporation	Aon Center	Chicago, IL	428,108	Not Vacant	Q4 2013	New
Federal Home Loan Bank of Chicago	Aon Center	Chicago, IL	95,105	Not Vacant	Q4 2013	New
Thoughtworks, Inc.	Aon Center	Chicago, IL	52,529	Not Vacant	Q4 2013	New
TMW Systems, Inc.	Eastpoint I	Mayfield Heights, OH	57,911	Vacant	Q1 2014	New
Integrys Business Support, LLC	Aon Center	Chicago, IL	167,321	Not Vacant	Q2 2014	New
Piper Jaffray & Co.	US Bancorp Center	Minneapolis, MN	123,882	Not Vacant	Q2 2014	New
Catamaran, Inc.	Windy Point II	Schaumburg, IL	50,686	Vacant	Q2 2015	New

Occupancy versus NOI Analysis

Piedmont has been in a period of high lease rollover since 2010. This rollover has resulted in a decrease in leased percentage and an even larger decrease in economic leased percentage due to the rental abatement concessions provided under many of our new leases. In turn, this has resulted in a lower Same Store NOI than might otherwise be anticipated given the overall leased percentage and the historical relationship between leased percentage and Same Store NOI. As of June 30, 2013, our overall leased percentage was 86.4% and our economic leased percentage was 77.8%. The difference between overall leased percentage and economic leased percentage is attributable to two factors:

1.
leases which have been contractually entered into for currently vacant space which have not commenced (amounting to approximately 435,000 square feet of leases as of June 30, 2013, or 2.1% of the office portfolio); and

2.
leases which have commenced but the tenants have not commenced paying full rent due to rental abatements (amounting to 1.6 million square feet of leases as of June 30, 2013, or a 6.5% impact to leased percentage on an economic basis). Please see the chart below for a listing of major contributors to this factor.

As the executed but not commenced leases begin and the rental abatement periods expire, there will be greater Same Store NOI growth than might otherwise be expected based on changes in overall leased percentage alone during that time period.

Due to the current economic environment, many new leases provide for rental abatement concessions to tenants. Those rental abatements typically occur at the beginning of a new lease's term. Since 2010, Piedmont has signed approximately 10.1 million square feet of leases within its consolidated office portfolio. Due to the large number of new leases in the Company's portfolio, abatements provided under those new leases have impacted the Company's current cash net operating income and AFFO. Presented below is a schedule of leases greater than 50,000 square feet that are currently under some form of rent abatement.

Tenant	Property	Property Location	Square Feet Leased	Abatement Structure	Abatement Expiration
KPMG	Aon Center	Chicago, IL	238,701	Gross Rent	Q3 2013
Catamaran, Inc.	Windy Point II	Schaumburg, IL	250,000	Gross Rent	Q4 2013
Brother International Corporation	200 Bridgewater Crossing	Bridgewater, NJ	101,724	Base Rent	Q4 2013
United HealthCare	Aon Center	Chicago, IL	55,059	Gross Rent	Q4 2013
GE Capital	500 West Monroe Street	Chicago, IL	291,935	Gross Rent	Q2 2014
General Electric Company	500 West Monroe Street	Chicago, IL	53,972	Gross Rent	Q2 2014
DDB Needham Chicago	Aon Center	Chicago, IL	187,000	Base Rent ($4.00 PSF)	Q2 2015

Financing and Capital Activity

As of June 30, 2013, our ratio of debt to total gross assets was 31.0%, our ratio of debt to gross real estate assets was 35.5%, and our ratio of debt to total market capitalization was 36.5%. These debt ratios are based on total principal amount outstanding for our various loans at June 30, 2013.
On May 1, 2013, Piedmont completed the sale of 1200 Enclave Parkway, a 150,000 square foot office building located in Houston, TX, for $48.75 million, or $326 per square foot. Piedmont recorded a gain on the sale of the building of approximately $16.3 million. The Company purchased the property in March 2011 for $18.5 million under its value-add strategy. At the time, the property was 18% leased; the building was 100% leased at the time of sale. The sale of the asset allowed the company to realize the value it created through the lease-up of the property to full occupancy; the Company intends to deploy the value it created into other assets. The operating income for the asset is presented in discontinued operations.
On May 9, 2013, Piedmont completed its debut bond offering for $350 million in aggregate principal amount. The 3.40% senior unsecured notes are due June 1, 2023 and were offered at 99.601% of the principal amount. The effective cost of the financing is approximately 3.45% before the consideration of transaction costs. The funds received from the offering were primarily used to repay short-term indebtedness that had been incurred for two property acquisitions completed earlier in the year.
In 2014, three of the Company's secured debt instruments will mature. During the fourth quarter of 2012, considering the historically low interest rate environment and its plans to issue unsecured bonds to replace maturing debt, Piedmont entered into a forward starting swap hedging program to partially protect the Company against rising interest rates and to lock a portion of the interest rate of the future bond issuance. Specifically, under this hedging program and through the hedge instruments, the Company will be effectively locking the treasury component of the all-in interest rate for its future ten-year tenored unsecured bond offering. As of the end of the second quarter of 2013, the Company had entered into four forward starting swaps with a blended rate of 2.19% and a notional amount of $280 million. At current swap spread levels, the Company effectively locked the treasury component for a 2014 bond issuance at approximately 1.98%. The Company may enter into additional forward starting swaps in advance of $575 million of secured debt maturing in early 2014.
During the second quarter of 2013, the Company repurchased approximately 1.0 million shares of common stock under its share repurchase program. Since the stock repurchase program began in December 2011, the Company has repurchased a total of 6.5 million shares at an average price of $16.93 per share, or approximately $109.6 million in aggregate (before consideration of transaction costs). As of quarter end, Board-approved capacity remaining for additional repurchases totaled approximately $190 million under the stock repurchase plan.

On May 2, 2013, the Board of Directors of Piedmont declared dividends for the second quarter of 2013 in the amount of $0.20 per common share outstanding to stockholders of record as of the close of business on May 31, 2013. The dividends were paid on June 21, 2013. The Company's dividend payout percentage for the six months ended June 30, 2013 was 56.1% of Core FFO and 95.5% of AFFO.

From 2007 through the second quarter of 2013, the Company had been a defendant in two class action lawsuits. Following motions for dismissal which were successfully granted by the court and appeals filed by the plaintiffs, settlements totaling $7.5 million for the cases were granted final approval by the court on April 18, 2013. The settlements are within available insurance limits and the Company is seeking recovery of these settlements from its insurance carriers. Please see Piedmont's Form 10-Q dated as of June 30, 2013 and its latest Form 10-K for further disclosure.

Subsequent Events

On July 31, 2013, the Board of Directors of Piedmont declared dividends for the third quarter of 2013 in the amount of $0.20 per common share outstanding to stockholders of record as of the close of business on August 30, 2013. The dividends are to be paid on September 20, 2013.
On July 18, 2013, Piedmont entered into a binding agreement with its joint venture partners to purchase the partners' equity interests in three properties: 20/20 Building located in Leawood, KS, 4685 Investment Drive located in Troy, MI, and 5301 Maryland Way located in Brentwood, TN. The total additional investment will be $14.7 million. After the completion of the transaction, the properties will be wholly owned by Piedmont. The transaction is expected to close during the third quarter of 2013.

On July 19, 2013, Piedmont signed a lease restructuring amendment with Independence Blue Cross for approximately 801,000 square feet of space at 1901 Market Street in Philadelphia, PA. The lease amendment will: a) restructure the rental payment schedule to remove the irregular, "sawtooth" structure of payments, b) increase the rent to market-competitive levels, including annual escalations, c) extend the term of the lease through 2033, and d) increase the square footage leased. In return for the benefits described above, the tenant will be provided with an improvement allowance, which it intends to use to make improvements to the building, including improvements to the lobby, building systems and facade, as well as to renovate its office space. Under the structure of the lease, the tenant is responsible for maintaining the physical structure and mechanical systems of the building at institutional ownership standards.

Guidance for 2013

The Company is adjusting its financial guidance for calendar year 2013 to the upper end of its previously published range and such guidance is based upon management's expectations at this time. The revised financial guidance is as follows:

	Low	High
Core Funds from Operations	$235 million	$243 million
Core Funds from Operations per diluted share	$1.40	$1.45

These estimates reflect management’s view of current market conditions and incorporate certain economic and operational assumptions and projections. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash and an accrual basis due to the timing of lease commencements and expirations, repairs and maintenance, capital expenditures, capital markets activities and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this supplemental report.

Piedmont Office Realty Trust, Inc.
Key Performance Indicators
Unaudited (in thousands except for per share data)

This section of our supplemental report includes non-GAAP financial measures, including, but not limited to, Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO). Definitions of these non-GAAP measures are provided on page 40 and reconciliations are provided beginning on page 42.

	Three Months Ended
	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
Selected Operating Data
Percent leased (1)	86.4%	86.0%	87.5%	87.0%	85.0%
Percent leased - stabilized portfolio (1) (2)	89.3%	88.9%	90.5%	90.1%	88.1%
Rental income	$110,005	$108,021	$106,282	$105,538	$104,241
Total revenues	$134,793	$134,304	$133,511	$133,279	$131,652
Total operating expenses	$101,368	$95,978	$98,970	$99,312	$95,958
Real estate operating income	$33,425	$38,326	$34,541	$33,967	$35,694
Core EBITDA	$76,256	$78,039	$76,472	$79,168	$76,411
Core FFO	$57,919	$61,564	$60,068	$62,721	$60,356
Core FFO per share - diluted	$0.35	$0.37	$0.36	$0.37	$0.35
AFFO	$33,621	$36,589	$31,275	$20,351	$36,216
AFFO per share - diluted	$0.20	$0.22	$0.19	$0.12	$0.21
Gross dividends	$33,540	$33,511	$33,549	$33,675	$34,418
Dividends per share	$0.200	$0.200	$0.200	$0.200	$0.200
Selected Balance Sheet Data
Total real estate assets	$3,821,727	$3,850,989	$3,612,732	$3,612,550	$3,638,101
Total gross real estate assets	$4,823,983	$4,822,454	$4,564,629	$4,550,183	$4,558,128
Total assets	$4,523,302	$4,538,661	$4,254,875	$4,285,831	$4,328,308
Net debt (3)	$1,699,633	$1,681,267	$1,403,234	$1,392,261	$1,325,610
Total liabilities	$1,893,342	$1,916,041	$1,614,380	$1,620,551	$1,601,568
Ratios
Core EBITDA margin (4)	56.4%	57.6%	56.2%	58.5%	57.0%
Fixed charge coverage ratio (5)	4.2 x	4.8 x	4.7 x	4.9 x	4.8 x
Net debt to Core EBITDA (6)	5.6 x	5.2 x	4.6 x	4.4 x	4.3 x

(1)	Please refer to page 26 for additional leased percentage information.
(2)	Please refer to page 38 for additional information on value-add properties, data for which is removed from stabilized portfolio totals.
(3)
Net debt is calculated as the total principal amount of debt outstanding minus cash and cash equivalents and escrow deposits and restricted cash. The increase in net debt is primarily attributable to capital expenditures and stock repurchases completed in 2012 and two property acquisitions completed during the first quarter of 2013 which were all largely funded with debt.

(4)	Core EBITDA margin is calculated as Core EBITDA divided by total revenues (including revenues associated with discontinued operations).
(5)
The fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no capitalized interest, principal amortization or preferred dividends during any of the periods presented. The fixed charge coverage ratio for the second quarter of 2013 is lower than our historical performance on this measure primarily as a result of increased interest expense related to two debt-funded property acquisitions completed during the first quarter of 2013 and the expiration of the Office of the Comptroller of the Currency lease during the first quarter of 2013 at One Independence Square in Washington, D.C.

(6)
Core EBITDA is annualized for the purposes of this calculation. The net debt to Core EBITDA ratio for the second quarter of 2013 is higher primarily as a result of the expiration of the Office of the Comptroller of the Currency lease during the first quarter of 2013 at One Independence Square in Washington, D.C. Had that lease not expired, the net debt to Core EBITDA ratio would have been 5.3 x. During the first quarter of 2013, we acquired two properties in the last month of the quarter; the borrowings to complete the acquisitions are reflected in the numerator and full quarter contributions to Core EBITDA by the properties acquired have been included on a pro forma basis in the denominator as if the properties had been owned as of the beginning of the quarter. If the actual, partial-quarter Core EBITDA contributions by the properties acquired were to be reflected, the net debt to Core EBITDA ratio would be 5.4 x.

Piedmont Office Realty Trust, Inc.
Consolidated Balance Sheets
Unaudited (in thousands)

	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Assets:
Real estate, at cost:
Land assets	$666,469	$669,939	$629,536	$627,812	$629,476
Buildings and improvements	4,001,821	3,984,585	3,792,035	3,760,847	3,754,954
Buildings and improvements, accumulated depreciation	(933,167)	(904,132)	(883,957)	(857,993)	(837,285)
Intangible lease asset	135,748	138,085	122,685	138,716	149,544
Intangible lease asset, accumulated amortization	(69,089)	(67,333)	(67,940)	(79,640)	(82,742)
Construction in progress	19,945	29,845	20,373	22,808	24,154
Total real estate assets	3,821,727	3,850,989	3,612,732	3,612,550	3,638,101
Investment in unconsolidated joint ventures	37,631	37,835	37,226	37,369	37,580
Cash and cash equivalents	10,500	17,575	12,957	20,763	26,869
Tenant receivables, net of allowance for doubtful accounts	28,618	29,237	25,038	24,768	22,884
Straight line rent receivable	130,591	127,130	122,299	116,447	111,731
Notes receivable	—	—	—	19,000	19,000
Due from unconsolidated joint ventures	472	458	463	533	569
Escrow deposits and restricted cash	392	683	334	23,001	48,046
Prepaid expenses and other assets	17,404	12,724	13,022	13,552	7,385
Goodwill	180,097	180,097	180,097	180,097	180,097
Interest rate swap	19,600	1,712	1,075	—	—
Deferred financing costs, less accumulated amortization	8,624	5,908	6,454	7,022	4,597
Deferred lease costs, less accumulated amortization	267,646	274,313	243,178	230,729	231,449
Total assets	$4,523,302	$4,538,661	$4,254,875	$4,285,831	$4,328,308
Liabilities:
Line of credit and notes payable	$1,709,146	$1,699,525	$1,416,525	$1,436,025	$1,400,525
Accounts payable, accrued expenses, and accrued capital expenditures	118,076	139,273	127,263	109,125	126,207
Deferred income	18,693	23,585	21,552	24,110	23,668
Intangible lease liabilities, less accumulated amortization	43,410	45,215	40,805	42,375	44,246
Interest rate swaps	4,017	8,443	8,235	8,916	6,922
Total liabilities	1,893,342	1,916,041	1,614,380	1,620,551	1,601,568
Stockholders' equity:
Common stock	1,667	1,676	1,676	1,680	1,702
Additional paid in capital	3,667,973	3,667,614	3,667,051	3,665,870	3,665,284
Cumulative distributions in excess of earnings	(1,057,534)	(1,041,552)	(1,022,681)	(994,967)	(934,933)
Other comprehensive loss	16,245	(6,731)	(7,160)	(8,916)	(6,922)
Piedmont stockholders' equity	2,628,351	2,621,007	2,638,886	2,663,667	2,725,131
Non-controlling interest	1,609	1,613	1,609	1,613	1,609
Total stockholders' equity	2,629,960	2,622,620	2,640,495	2,665,280	2,726,740
Total liabilities, redeemable common stock and stockholders' equity	$4,523,302	$4,538,661	$4,254,875	$4,285,831	$4,328,308
Common stock outstanding at end of period	166,681	167,555	167,556	168,044	170,235

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended
	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
Revenues:
Rental income	$110,005	$108,021	$106,282	$105,538	$104,241
Tenant reimbursements	24,275	25,652	26,630	27,221	26,785
Property management fee revenue	513	631	599	520	626
	134,793	134,304	133,511	133,279	131,652
Expenses:
Property operating costs	53,009	52,892	54,225	50,577	52,548
Depreciation	30,766	29,420	29,104	28,062	27,230
Amortization	11,305	9,117	10,505	15,165	11,316
General and administrative	6,288	4,549	5,136	5,508	4,864
	101,368	95,978	98,970	99,312	95,958
Real estate operating income	33,425	38,326	34,541	33,967	35,694
Other income (expense):
Interest expense	(18,228)	(16,373)	(16,296)	(16,247)	(15,943)
Interest and other income (expense)	(71)	(1,277)	68	383	285
Litigation settlement recovery / (expense) (1)	1,250	—	—	(7,500)	—
Net casualty (loss) / recoveries (2)	2,303	(161)	(5,170)	—	—
Equity in income of unconsolidated joint ventures	163	395	185	323	246
	(14,583)	(17,416)	(21,213)	(23,041)	(15,412)
Income from continuing operations	18,842	20,910	13,328	10,926	20,282
Discontinued operations:
Operating income, excluding impairment loss	262	147	1,120	163	422
Impairment loss	—	(6,402)	—	—	—
Gain / (loss) on sale of properties	16,258	—	(6)	(254)	10,008
Income / (loss) from discontinued operations (3)	16,520	(6,255)	1,114	(91)	10,430
Net income	35,362	14,655	14,442	10,835	30,712
Less: Net income attributable to noncontrolling interest	(4)	(4)	(4)	(4)	(4)
Net income attributable to Piedmont	$35,358	$14,651	$14,438	$10,831	$30,708
Weighted average common shares outstanding - diluted	167,714	167,810	167,951	168,929	172,209
Net income per share available to common stockholders - diluted	$0.21	$0.09	$0.09	$0.06	$0.18

(1)	Costs incurred to settle litigation described on page 9.
(2)	Expenses related to damage caused by Hurricane Sandy net of insurance recoveries received.
(3)
Reflects operating results for 26200 Enterprise Way in Lake Forest, CA, which was sold on May 31, 2012; 110 and 112 Hidden Lake Circle in Duncan, SC, which were sold on September 21, 2012; 1111 Durham Avenue in South Plainfield, NJ, which was sold on March 28, 2013; and 1200 Enclave Parkway in Houston, TX, which was sold on May 1, 2013.

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended				Six Months Ended
	6/30/2013	6/30/2012	Change ($)	Change (%)	6/30/2013	6/30/2012	Change ($)	Change (%)
Revenues:
Rental income	$110,005	$104,241	$5,764	5.5%	$218,026	$208,241	$9,785	4.7%
Tenant reimbursements	24,275	26,785	(2,510)	(9.4)%	49,927	53,298	(3,371)	(6.3)%
Property management fee revenue	513	626	(113)	(18.1)%	1,144	1,199	(55)	(4.6)%
	134,793	131,652	3,141	2.4%	269,097	262,738	6,359	2.4%
Expenses:
Property operating costs	53,009	52,548	(461)	(0.9)%	105,901	104,238	(1,663)	(1.6)%
Depreciation	30,766	27,230	(3,536)	(13.0)%	60,186	54,082	(6,104)	(11.3)%
Amortization	11,305	11,316	11	0.1%	20,422	23,930	3,508	14.7%
General and administrative	6,288	4,864	(1,424)	(29.3)%	10,837	10,122	(715)	(7.1)%
	101,368	95,958	(5,410)	(5.6)%	197,346	192,372	(4,974)	(2.6)%
Real estate operating income	33,425	35,694	(2,269)	(6.4)%	71,751	70,366	1,385	2.0%
Other income (expense):
Interest expense	(18,228)	(15,943)	(2,285)	(14.3)%	(34,601)	(32,480)	(2,121)	(6.5)%
Interest and other income (expense)	(71)	285	(356)	(124.9)%	(1,348)	382	(1,730)	(452.9)%
Litigation settlement recovery / (expense) (1)	1,250	—	1,250	—%	1,250	—	1,250	—%
Net casualty (loss) / recoveries (2)	2,303	—	2,303	—%	2,142	—	2,142	—%
Equity in income of unconsolidated joint ventures	163	246	(83)	(33.7)%	558	416	142	34.1%
	(14,583)	(15,412)	829	5.4%	(31,999)	(31,682)	(317)	(1.0)%
Income from continuing operations	18,842	20,282	(1,440)	(7.1)%	39,752	38,684	1,068	2.8%
Discontinued operations:
Operating income, excluding impairment loss	262	422	(160)	(37.9)%	409	1,421	(1,012)	(71.2)%
Impairment loss	—	—	—	—%	(6,402)	—	(6,402)	—%
Gain / (loss) on sale of properties	16,258	10,008	6,250	62.5%	16,258	27,838	(11,580)	(41.6)%
Income / (loss) from discontinued operations (3)	16,520	10,430	6,090	58.4%	10,265	29,259	(18,994)	(64.9)%
Net income	35,362	30,712	4,650	15.1%	50,017	67,943	(17,926)	(26.4)%
Less: Net income attributable to noncontrolling interest	(4)	(4)	—	—%	(8)	(8)	—	—%
Net income attributable to Piedmont	$35,358	$30,708	$4,650	15.1%	$50,009	$67,935	$(17,926)	(26.4)%
Weighted average common shares outstanding - diluted	167,714	172,209			167,737	172,520
Net income per share available to common stockholders - diluted	$0.21	$0.18			$0.30	$0.39

(1)	Costs incurred to settle litigation described on page 9.
(2)	Expenses related to damage caused by Hurricane Sandy net of insurance recoveries received.
(3)
Reflects operating results for Deschutes, Rhein, Rogue, Willamette, and Portland Land Parcels in Beaverton, OR, which were all sold on March 19, 2012; 26200 Enterprise Way in Lake Forest, CA, which was sold on May 31, 2012; 110 and 112 Hidden Lake Circle in Duncan, SC, which were sold on September 21, 2012; 1111 Durham Avenue in South Plainfield, NJ, which was sold on March 28, 2013; and 1200 Enclave Parkway in Houston, TX, which was sold on May 1, 2013.

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations
Unaudited (in thousands except for per share data)

	Three Months Ended		Six Months Ended
	6/30/2013	6/30/2012	6/30/2013	6/30/2012

Net income attributable to Piedmont	$35,358	$30,708	$50,009	$67,935
Depreciation (1) (2)	30,969	28,033	60,855	55,842
Amortization (1)	11,350	11,539	20,570	24,379
Impairment loss (1)	—	—	6,402	—
(Gain) / loss on sale of properties (1)	(16,258)	(10,008)	(16,258)	(27,838)
Funds from operations	61,419	60,272	121,578	120,318
Adjustments:
Acquisition costs	70	84	1,314	81
Litigation settlement (recovery) / expense	(1,250)	—	(1,250)	—
Net casualty loss / (recoveries) (1)	(2,320)	—	(2,159)	—
Core funds from operations	57,919	60,356	119,483	120,399
Adjustments:
Deferred financing cost amortization	643	590	1,237	1,392
Amortization of discount on senior notes and swap settlements	7	—	7	—
Depreciation of non real estate assets	105	108	203	201
Straight-line effects of lease revenue (1)	(5,547)	(5,477)	(9,579)	(7,042)
Stock-based and other non-cash compensation expense	176	289	770	623
Amortization of lease-related intangibles (1)	(1,245)	(1,785)	(2,310)	(3,316)
Acquisition costs	(70)	(84)	(1,314)	(81)
Non-incremental capital expenditures (3)	(18,367)	(17,781)	(38,287)	(25,847)
Adjusted funds from operations	$33,621	$36,216	$70,210	$86,329

Weighted average common shares outstanding - diluted	167,714	172,209	167,737	172,520

Funds from operations per share (diluted)	$0.37	$0.35	$0.72	$0.70
Core funds from operations per share (diluted)	$0.35	$0.35	$0.71	$0.70
Adjusted funds from operations per share (diluted)	$0.20	$0.21	$0.42	$0.50

(1)	Includes adjustments for consolidated properties, including discontinued operations, and for our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Excludes depreciation of non real estate assets.
(3)	Non-incremental capital expenditures are defined on page 40.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended		Six Months Ended
	6/30/2013	6/30/2012	6/30/2013	6/30/2012
Net income attributable to Piedmont	$35,358	$30,708	$50,009	$67,935
Net income attributable to noncontrolling interest	4	4	8	8
Interest expense (1)	18,228	15,943	34,601	32,480
Depreciation (1)	31,074	28,141	61,058	56,043
Amortization (1)	11,350	11,539	20,570	24,379
Acquisition costs	70	84	1,314	81
Impairment loss (1)	—	—	6,402	—
Litigation settlement (recovery) / expense	(1,250)	—	(1,250)	—
Net casualty loss / (recoveries) (1)	(2,320)	—	(2,159)	—
(Gain) / loss on sale of properties (1)	(16,258)	(10,008)	(16,258)	(27,838)
Core EBITDA	76,256	76,411	154,295	153,088
General & administrative expenses (1)	6,410	4,866	11,019	10,184
Management fee revenue	(513)	(626)	(1,144)	(1,199)
Interest and other income (1)	(12)	(389)	9	(484)
Straight-line effects of lease revenue (1)	(5,547)	(5,477)	(9,579)	(7,042)
Net effect of amortization of above/(below) market in-place lease intangibles (1)	(1,245)	(1,785)	(2,310)	(3,316)
Property net operating income - cash basis	75,349	73,000	152,290	151,231
Net operating income from:
Acquisitions (2)	(3,680)	—	(4,516)	—
Dispositions (3)	(107)	(496)	(51)	(2,168)
Unconsolidated joint ventures	(597)	(598)	(1,341)	(1,188)
Same store net operating income - cash basis	$70,965	$71,906	$146,382	$147,875
Change period over period	(1.3)%	N/A	(1.0)%	N/A

Same Store Net Operating Income
Top Seven Markets	Three Months Ended				Six Months Ended
	6/30/2013		6/30/2012		6/30/2013		6/30/2012
	$	%	$	%	$	%	$	%
Washington, D.C. (4)	$15,986	22.5	$18,012	25.0	34,493	23.6	37,056	25.1
New York (5)	12,359	17.4	10,899	15.2	24,445	16.7	22,938	15.5
Chicago (6) (7)	9,074	12.8	12,052	16.8	17,668	12.1	23,315	15.8
Minneapolis	5,220	7.4	5,277	7.3	10,873	7.4	10,270	6.9
Boston (8)	4,907	6.9	4,068	5.6	9,629	6.6	7,956	5.4
Dallas	4,014	5.7	3,529	4.9	7,643	5.2	7,332	4.9
Los Angeles	3,274	4.6	3,281	4.6	6,621	4.5	6,458	4.4
Other (9)	16,131	22.7	14,788	20.6	35,010	23.9	32,550	22.0
Total	$70,965	100.0	$71,906	100.0	146,382	100.0	147,875	100.0

(1)	Includes amounts attributable to consolidated properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)
Acquisitions consist of Gavitello Land in Atlanta, GA, purchased on June 28, 2012; Glenridge Highlands III Land in Atlanta, GA, purchased on October 15, 2012; Arlington Gateway in Arlington, VA, purchased on March 4, 2013; and 5 & 15 Wayside Road in Burlington, MA, purchased on March 22, 2013.

(3)
Dispositions consist of Deschutes, Rhein, Rogue, Willamette, and Portland Land Parcels in Beaverton, OR, sold on March 19, 2012; 26200 Enterprise Way in Lake Forest, CA, sold on May 31, 2012; 110 and 112 Hidden Lake Circle in Duncan, SC, sold on September 21, 2012; 1111 Durham Avenue in South Plainfield, NJ, sold on March 28, 2013; and 1200 Enclave Parkway in Houston, TX, sold on May 1, 2013.

(4)
The decrease in Washington, D.C. Same Store Net Operating Income for the three months and the six months ended June 30, 2013 as compared to the same periods in 2012 was primarily attributable to the expiration of the Office of the Comptroller of the Currency lease at One Independence Square in Washington, D.C., offset partially by increased rental revenue as a result of the expirations of the rental abatement periods for several leases at Piedmont Pointe I & II in Bethesda, MD.

(5)
The increase in New York Same Store Net Operating Income for the three months and the six months ended June 30, 2013 as compared to the same periods in 2012 was primarily related to the commencement of rental payments under several new leases at 200 & 400 Bridgewater Crossing in Bridgewater, NJ.

(6)
The decrease in Chicago Same Store Net Operating Income for the three months and the six months ended June 30, 2013 as compared to the same periods in 2012 was primarily related to gross rental abatements associated with several new leases, most notably that of GE Capital, at 500 West Monroe Street in Chicago, IL.

(7)
The percentage contribution from Chicago to our total Same Store Net Operating Income is smaller than our geographic concentration percentage in Chicago, which is presented on an ALR basis (see page 34), primarily because of the large number of leases with gross rent abatements and a number of leases yet to commence for currently vacant spaces (the projected gross rent for which is included in our ALR calculation). As the gross rent abatements burn off and as executed but not commenced leases begin, the Same Store Net Operating Income percentage contribution from Chicago should increase and should be more closely aligned with our Chicago concentration percentage as presented on page 34.

(8)
The increase in Boston Same Store Net Operating Income for the three months and the six months ended June 30, 2013 as compared to the same periods in 2012 was primarily related to the expiration of the rental abatement period for the State Street Bank lease at 1200 Crown Colony Drive in Quincy, MA. The increase in Boston Same Store Net Operating Income for the six months ended June 30, 2013 as compared to the same period in 2012 was also related to operating expense recovery true-ups that occurred in 2013 at One Brattle Square in Cambridge, MA.

(9)
The increase in Other Same Store Net Operating Income for the three months and the six months ended June 30, 2013 as compared to the same periods in 2012 was primarily related to the expirations of rental abatement periods associated with new leases with US Foods at River Corporate Center in Tempe, AZ, Grand Canyon Education at Desert Canyon 300 in Phoenix, AZ and Chrysler Group, LLC at 1075 West Entrance Drive in Auburn Hills, MI.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

	Three Months Ended		Six Months Ended
	6/30/2013	6/30/2012	6/30/2013	6/30/2012
Net income attributable to Piedmont	$35,358	$30,708	$50,009	$67,935
Net income attributable to noncontrolling interest	4	4	8	8
Interest expense (1)	18,228	15,943	34,601	32,480
Depreciation (1)	31,074	28,141	61,058	56,043
Amortization (1)	11,350	11,539	20,570	24,379
Acquisition costs	70	84	1,314	81
Impairment loss (1)	—	—	6,402	—
Litigation settlement (recovery) / expense	(1,250)	—	(1,250)	—
Net casualty loss / (recoveries) (1)	(2,320)	—	(2,159)	—
(Gain) / loss on sale of properties (1)	(16,258)	(10,008)	(16,258)	(27,838)
Core EBITDA	76,256	76,411	154,295	153,088
General & administrative expenses (1)	6,410	4,866	11,019	10,184
Management fee revenue	(513)	(626)	(1,144)	(1,199)
Interest and other income (1)	(12)	(389)	9	(484)
Property net operating income - accrual basis	82,141	80,262	164,179	161,589
Net operating income from:
Acquisitions (2)	(4,063)	—	(4,949)	—
Dispositions (3)	(225)	(1,165)	(649)	(3,065)
Unconsolidated joint ventures	(637)	(563)	(1,433)	(1,127)
Same store net operating income - accrual basis	$77,216	$78,534	$157,148	$157,397
Change period over period	(1.7)%	N/A	(0.2)%	N/A

Same Store Net Operating Income
Top Seven Markets	Three Months Ended				Six Months Ended
	6/30/2013		6/30/2012		6/30/2013		6/30/2012
	$	%	$	%	$	%	$	%
Washington, D.C. (4)	$16,099	20.8	$19,291	24.6	$34,905	22.2	$39,662	25.1
New York (5)	12,859	16.7	11,885	15.1	26,143	16.6	24,318	15.5
Chicago (6) (7)	12,586	16.3	11,680	14.9	24,669	15.7	22,658	14.4
Minneapolis (8)	5,582	7.2	5,552	7.1	11,569	7.4	10,888	6.9
Boston	4,900	6.3	4,866	6.2	9,907	6.3	9,581	6.1
Dallas	3,912	5.1	3,883	4.9	7,660	4.9	7,809	5.0
Los Angeles	3,154	4.1	3,149	4.0	6,477	4.1	6,485	4.1
Other	18,124	23.5	18,228	23.2	35,818	22.8	35,996	22.9
Total	$77,216	100.0	$78,534	100.0	$157,148	100.0	$157,397	100.0

(1)	Includes amounts attributable to consolidated properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)
Acquisitions consist of Gavitello Land in Atlanta, GA, purchased on June 28, 2012; Glenridge Highlands III Land in Atlanta, GA, purchased on October 15, 2012; Arlington Gateway in Arlington, VA, purchased on March 4, 2013; and 5 & 15 Wayside Road in Burlington, MA, purchased on March 22, 2013.

(3)
Dispositions consist of Deschutes, Rhein, Rogue, Willamette, and Portland Land Parcels in Beaverton, OR, sold on March 19, 2012; 26200 Enterprise Way in Lake Forest, CA, sold on May 31, 2012; 110 and 112 Hidden Lake Circle in Duncan, SC, sold on September 21, 2012; 1111 Durham Avenue in South Plainfield, NJ, sold on March 28, 2013; and 1200 Enclave Parkway in Houston, TX, sold on May 1, 2013.

(4)
The decrease in Washington, D.C. Same Store Net Operating Income for the three months and the six months ended June 30, 2013 as compared to the same periods in 2012 was primarily attributable to the expiration of the Office of the Comptroller of the Currency lease at One Independence Square in Washington, D.C.

(5)
The increase in New York Same Store Net Operating Income for the three months and the six months ended June 30, 2013 as compared to the same periods in 2012 was primarily related to the commencement of several new leases at 200 Bridgewater Crossing in Bridgewater, NJ. The increase in New York Same Store Net Operating Income for the six months ended June 30, 2013 was also related to one-time expense recovery adjustments at 60 Broad Street in New York, NY which are not expected to recur.

(6)
The increase in Chicago Same Store Net Operating Income for the three months and the six months ended June 30, 2013 as compared to the same periods in 2012 was primarily related to an increase in rental revenue at Aon Center in Chicago, IL due to the commencement of a 239,000 square foot lease with KPMG and a 55,000 square foot lease with United HealthCare in the second half of 2012, offset partially by reduced operating expense reimbursement income at 500 West Monroe Street in Chicago, IL related to several new leases that are currently in gross rental abatement periods.

(7)
The percentage contribution from Chicago to our total Same Store Net Operating Income is smaller than our geographic concentration percentage in Chicago, which is presented on an ALR basis (see page 34), primarily because of the large number of leases with operating expense recovery abatements (which abatements are not included in straight line rent adjustments) and a number of leases yet to commence for currently vacant spaces (the projected gross rent for which is included in our ALR calculation). As operating expense recovery abatements burn off and as executed but not commenced leases begin, the Same Store Net Operating Income percentage contribution from Chicago should increase and should be more closely aligned with our Chicago concentration percentage as presented on page 34.

(8)
The increase in Minneapolis Same Store Net Operating Income for the six months ended June 30, 2013 as compared to the same period in 2012 was primarily related to the early renewal of the US Bancorp lease as well as the expirations of several operating expense recovery abatements associated with new leases at US Bancorp Center in Minneapolis, MN.

Piedmont Office Realty Trust, Inc.
Capitalization Analysis
Unaudited (in thousands except for per share data)

	As of	As of
	June 30, 2013	December 31, 2012

Common stock price (1)	$17.88	$18.05
Total shares outstanding	166,681	167,556
Equity market capitalization (1)	$2,980,264	$3,024,386
Total debt - principal amount outstanding	$1,710,525	$1,416,525
Total market capitalization (1)	$4,690,789	$4,440,911
Total debt / Total market capitalization	36.5%	31.9%
Total gross real estate assets	$4,823,983	$4,564,629
Total debt / Total gross real estate assets (2)	35.5%	31.0%
Total debt / Total gross assets (3)	31.0%	27.2%

(1)	Reflects common stock closing price as of the end of the reporting period.
(2)	Gross real estate assets is defined as total real estate assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.
(3)	Gross assets is defined as total assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Piedmont Office Realty Trust, Inc.
Debt Summary
As of June 30, 2013
Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt

Debt (1)	Principal Amount Outstanding		Weighted Average Stated Interest Rate	Weighted Average Maturity

Floating Rate	$73,000	(2)	1.38%	49.7 months

Fixed Rate	1,637,525		4.34%	46.2 months

Total	$1,710,525		4.21%	46.3 months

Unsecured & Secured Debt

Debt (1)	Principal Amount Outstanding	Weighted Average Stated Interest Rate		Weighted Average Maturity

Unsecured	$723,000	2.90%	(3)	79.6 months

Secured	987,525	5.17%		21.9 months

Total	$1,710,525	4.21%		46.3 months

Debt Maturities

Maturity Year	Secured Debt - Principal Amount Outstanding (1)	Unsecured Debt - Principal Amount Outstanding (1)		Weighted Average Stated Interest Rate	Percentage of Total

2013	$—	$—		N/A	—%
2014	575,000	—		4.89%	33.6%
2015	105,000	—		5.29%	6.1%
2016	167,525	300,000		3.71%	27.3%
2017	140,000	73,000	(4)	4.26%	12.5%
2018 +	—	350,000		3.40%	20.5%

Total	$987,525	$723,000		4.21%	100%

(1)	All of Piedmont's outstanding debt as of June 30, 2013 was interest-only debt.
(2)
Amount represents the outstanding balance as of June 30, 2013, on the $500 million unsecured revolving credit facility. The $300 million unsecured term loan has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.69% through its maturity date of November 22, 2016, assuming no credit rating change for the Company. This unsecured term loan, therefore, is reflected as fixed rate debt.

(3)
The weighted average interest rate is a weighted average rate for amounts outstanding under our $500 million unsecured revolving credit facility, our $350 million unsecured senior notes and our $300 million unsecured term loan.

(4)
The initial maturity date of the $500 million unsecured revolving credit facility is August 19, 2016; however, there are two, six-month extension options available under the facility providing for a final extended maturity date of August 21, 2017. For the purposes of this schedule, we reflect the maturity date of the facility as the final extended maturity date of August 2017.

Piedmont Office Realty Trust, Inc.
Debt Detail
Unaudited ($ in thousands)

Facility	Property	Rate (1)		Maturity	Principal Amount Outstanding as of June 30, 2013

Secured
$200.0 Million Fixed-Rate Loan	Aon Center	4.87%		5/1/2014	$200,000
$25.0 Million Fixed-Rate Loan	Aon Center	5.70%		5/1/2014	25,000
$350.0 Million Secured Pooled Facility	Nine Property Collateralized Pool (2)	4.84%		6/7/2014	350,000
$105.0 Million Fixed-Rate Loan	US Bancorp Center	5.29%		5/11/2015	105,000
$125.0 Million Fixed-Rate Loan	Four Property Collateralized Pool (3)	5.50%		4/1/2016	125,000
$42.5 Million Fixed-Rate Loan	Las Colinas Corporate Center I & II	5.70%		10/11/2016	42,525
$140.0 Million WDC Fixed-Rate Loans	1201 & 1225 Eye Street	5.76%		11/1/2017	140,000
Subtotal / Weighted Average (4)		5.17%			$987,525

Unsecured
$500.0 Million Unsecured Facility (5)	N/A	1.38%	(6)	8/21/2017	$73,000
$350.0 Million Unsecured Senior Notes (7)	N/A	3.40%		6/1/2023	350,000
$300.0 Million Unsecured Term Loan	N/A	2.69%	(8)	11/22/2016	300,000
Subtotal / Weighted Average (4)		2.90%			$723,000

Total Debt - Principal Amount Outstanding / Weighted Average Stated Rate (4)		4.21%			$1,710,525
GAAP Accounting Adjustments (9)					(1,379)
Total Debt - GAAP Amount Outstanding / Weighted Average Effective Rate (10)		4.22%			$1,709,146

(1)	All of Piedmont’s outstanding debt as of June 30, 2013, was interest-only debt.
(2)
The nine property collateralized pool includes 1200 Crown Colony Drive, Braker Pointe III, 2 Gatehall Drive, One and Two Independence Square, 2120 West End Avenue, 200 and 400 Bridgewater Crossing, and Fairway Center II.

(3)	The four property collateralized pool includes 1430 Enclave Parkway, Windy Point I and II, and 1055 East Colorado Boulevard.
(4)	Weighted average is based on the total balance outstanding and interest rate at June 30, 2013.
(5)
All of Piedmont’s outstanding debt as of June 30, 2013, was term debt with the exception of $73 million outstanding on our unsecured revolving credit facility. The $500 million unsecured revolving credit facility has an initial maturity date of August 19, 2016; however, there are two, six-month extension options available under the facility providing for a total extension of up to one year to August 21, 2017. The final extended maturity date is presented on this schedule.

(6)
The interest rate presented for the $500 million unsecured revolving credit facility is the weighted average interest rate for all outstanding draws as of June 30, 2013. Piedmont may select from multiple interest rate options with each draw under this facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (1.175% as of June 30, 2013) over the selected rate based on Piedmont’s current credit rating.

(7)
The $350 million unsecured senior notes were offered for sale at 99.601% of the principal amount. The resulting effective cost of the financing is approximately 3.45% before the consideration of transaction costs.

(8)
The $300 million unsecured term loan has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.69% through its maturity date of November 22, 2016, assuming no credit rating change for the Company.

(9)
The GAAP accounting adjustments relate to the original issue discount for the $350 million unsecured senior notes. The discount will be amortized to interest expense over the contractual term of the debt.

(10)
Weighted average effective rate reflects the higher effective rate under the $350 million unsecured senior notes as a result of the issuance of the notes at a discount, partially offset by the benefit received from the settlements of the forward starting interest rate swaps.

Piedmont Office Realty Trust, Inc.
Debt Analysis
As of June 30, 2013
Unaudited

Debt Covenant Compliance (1)	Required	Actual

Maximum Leverage Ratio	0.60	0.32
Minimum Fixed Charge Coverage Ratio (2)	1.50	4.35
Maximum Secured Indebtedness Ratio	0.40	0.18
Minimum Unencumbered Leverage Ratio	1.60	4.19
Minimum Unencumbered Interest Coverage Ratio (3)	1.75	11.98

	Three Months Ended	Six Months Ended	Year Ended
Other Debt Coverage Ratios	June 30, 2013	June 30, 2013	December 31, 2012

Net debt to core EBITDA (4)	5.6 x	5.5 x	4.5 x
Fixed charge coverage ratio (5)	4.2 x	4.5 x	4.7 x
Interest coverage ratio (6)	4.2 x	4.5 x	4.7 x

(1)	Debt covenant compliance calculations relate to specific calculations detailed in our credit agreements.
(2)
Defined as EBITDA for the trailing four quarters (including the Company's share of EBITDA from unconsolidated interests), less one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the Company's share of fixed charges, as more particularly described in the credit agreements. This definition of fixed charge coverage ratio as prescribed by our credit agreements is different from the fixed charge coverage ratio definition employed elsewhere within this report.

(3)
Defined as net operating income for the trailing four quarters for unencumbered assets (including the Company's share of net operating income from partially-owned entities and subsidiaries that are deemed to be unencumbered) less a $0.15 per square foot capital reserve divided by the Company's share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.

(4)
The net debt to Core EBITDA ratio for the three months and the six months ended June 30, 2013 is higher than our historical performance on this measure primarily as a result of increased net debt attributable to two property acquisitions and the expiration of the Office of the Comptroller of the Currency lease at One Independence Square in Washington, D.C., both of which occurred during the first quarter of 2013. Had the lease with the Office of the Comptroller of the Currency not expired, the net debt to Core EBITDA ratio would have been 5.3 x for both the three months and the six months ended June 30, 2013.

(5)
Fixed charge coverage is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no capitalized interest, principal amortization or preferred dividends during the periods ended June 30, 2013 and December 31, 2012. The fixed charge coverage ratio for the three months and the six months ended June 30, 2013 is lower than our historical performance on this measure primarily as a result of increased interest expense related to two debt-funded property acquisitions completed during the first quarter of 2013 and the expiration of the Office of the Comptroller of the Currency lease during the first quarter of 2013 at One Independence Square in Washington, D.C. Had the lease with the Office of the Comptroller of the Currency not expired, the fixed charge coverage ratio for the three months and the six months ended June 30, 2013 would have been 4.4 x and 4.6 x, respectively.

(6)
Interest coverage ratio is calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. The Company had no capitalized interest during the periods ended June 30, 2013 and December 31, 2012. The interest coverage ratio for the three months and the six months ended June 30, 2013 is lower than our historical performance on this measure primarily as a result of increased interest expense related to two debt-funded property acquisitions completed during the first quarter of 2013 and the expiration of the Office of the Comptroller of the Currency lease during the first quarter of 2013 at One Independence Square in Washington, D.C. Had the lease with the Office of the Comptroller of the Currency not expired, the interest coverage ratio for the three months and the six months ended June 30, 2013 would have been 4.4 x and 4.6 x, respectively.

Piedmont Office Realty Trust, Inc.
Tenant Diversification (1)
As of June 30, 2013
(in thousands except for number of properties)

Tenant	Credit Rating (2)	Number of Properties	Lease Expiration (3)		Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Leased Square Footage	Percentage of Leased Square Footage (%)
U.S. Government	AA+ / Aaa	8		(4)	$53,874	9.7	1,234	6.9
BP (5)	A / A2	1	2013		32,710	5.9	776	4.3
US Bancorp	A+ / A1	3	2014 / 2023 / 2024	(6)	28,397	5.1	973	5.4
State of New York	AA / Aa2	1	2019		20,337	3.7	481	2.7
GE	AA+ / Aa3	2	2027		14,778	2.7	453	2.4
Nestle	AA / Aa2	1	2015		14,601	2.6	392	2.2
Independence Blue Cross	No rating available	1	2023		13,924	2.5	761	4.3
Shaw	BBB+	1	2018		10,014	1.8	313	1.8
Nokia	B+ / Ba3	2	2013 / 2015 / 2020	(7)	9,992	1.8	386	2.2
Lockheed Martin	A- / Baa1	3	2014 / 2019 / 2020	(8)	9,700	1.7	283	1.6
City of New York	AA / Aa2	1	2020		9,544	1.7	313	1.8
KPMG	No rating available	2	2027		8,863	1.6	279	1.6
Gallagher	No rating available	1	2018		8,167	1.5	307	1.7
DDB Needham	BBB+ / Baa1	1	2018		7,629	1.4	213	1.2
Caterpillar Financial	A / A2	1	2022		7,461	1.3	312	1.7
Gemini	A / A2	1	2021		7,349	1.3	205	1.1
Harvard University	AAA / Aaa	2	2017		6,730	1.2	105	0.6
KeyBank	A- / A3	2	2016		6,433	1.2	210	1.2
Edelman	No rating available	1	2024		6,359	1.1	183	1.0
Raytheon	A- / A3	2	2019		6,290	1.1	440	2.5
Harcourt	BBB+	1	2016		6,202	1.1	195	1.1
Catamaran	BB / Ba2	1	2025		5,975	1.1	301	1.7
Jones Lang LaSalle	BBB- / Baa2	1	2017		5,936	1.1	165	0.9
First Data Corporation	B / B3	1	2020		5,894	1.1	195	1.1
Qwest Communications	BB / Ba1	1	2014		5,795	1.0	161	0.9
Archon Group	A- / A3	2	2018		5,687	1.0	235	1.3
Other			Various		237,472	42.7	8,007	44.8
Total					$556,113	100.0	17,878	100.0

Tenant Diversification
June 30, 2013 as compared to December 31, 2012

(1)	This schedule presents all tenants contributing 1.0% or more to Annualized Lease Revenue.
(2)	Credit rating may reflect the credit rating of the parent or a guarantor. When available, both the Standard & Poor's credit rating and the Moody's credit rating are provided.
(3)	Unless otherwise indicated, Lease Expiration represents the expiration year of the majority of the square footage leased by the tenant.
(4)	There are several leases with several different agencies of the U.S. Government with expiration years ranging from 2013 to 2027.
(5)
The majority of the space is subleased to Aon Corporation. Approximately 96% of the space currently leased by BP has been re-leased under long-term leases for the period following the BP lease expiration.

(6)
US Bank's lease at One & Two Meridian Crossings, representing approximately 337,000 square feet and $9.3 million of Annualized Lease Revenue, expires in 2023. Of the space leased at US Bancorp Center, US Bancorp renewed on 395,000 square feet, representing $11.0 million of Annualized Lease Revenue, through 2024 and Piper Jaffray, a current subtenant, leased 124,000 square feet, representing $3.7 million of Annualized Lease Revenue, through 2025. Approximately 120,000 square feet and $4.3 million of Annualized Lease Revenue will expire in 2014.

(7)
There are two leases with Nokia, one at 6021 Connection Drive and one at 5 & 15 Wayside Road. The lease at 6021 Connection Drive is comprised of two pieces: A) 98,000 square feet, representing $2.1 million of Annualized Lease Revenue, which is scheduled to expire in 2013 and B) 126,000 square feet, representing $3.0 million of Annualized Lease Revenue, which is scheduled to expire in 2015. Nokia's lease at 5 & 15 Wayside Road is comprised of 163,000 square feet, representing $4.8 million of Annualized Lease Revenue, and is scheduled to expire in 2020.

(8)
There are three leases with Lockheed Martin. Lockheed Martin's lease at: A) 9221 Corporate Boulevard, representing $3.4 million of Annualized Lease Revenue and 115,000 square feet, expires in 2019, B) 9211 Corporate Boulevard, representing $3.3 million of Annualized Lease Revenue and 115,000 square feet, expires in 2014, and C) 400 Virginia Avenue, representing $3.0 million of Annualized Lease Revenue and 52,000 square feet, expires in 2020.

Piedmont Office Realty Trust, Inc.
Tenant Credit Rating & Lease Distribution Information
As of June 30, 2013

Tenant Credit Rating (1)

	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)

AAA / Aaa	$60,613	10.9
AA / Aa	79,458	14.3
A / A	138,615	24.9
BBB / Baa	54,839	9.9
BB / Ba	31,564	5.7
B / B	19,155	3.4
Below	618	0.1
Not rated (2)	171,251	30.8
Total	$556,113	100.0

Lease Distribution

	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

2,500 or Less	199	34.4	$20,967	3.8	169	0.9
2,501 - 10,000	160	27.7	28,966	5.2	871	4.9
10,001 - 20,000	66	11.4	28,460	5.1	952	5.3
20,001 - 40,000	61	10.6	55,980	10.1	1,797	10.1
40,001 - 100,000	40	6.9	70,605	12.7	2,288	12.8
Greater than 100,000	52	9.0	351,135	63.1	11,801	66.0
Total	578	100.0	$556,113	100.0	17,878	100.0

(1)
Credit rating may reflect the credit rating of the parent or a guarantor. Where differences exist between the Standard & Poor's credit rating for a tenant and the Moody's credit rating for a tenant, the higher credit rating is selected for this analysis.

(2)
The classification of a tenant as "not rated" does not indicate that the tenant is of poor credit quality, but can indicate that the tenant or the tenant's debt, if any, has not been rated. Included in this category are such tenants as Independence Blue Cross, McKinsey & Company and KPMG.

Piedmont Office Realty Trust, Inc.
Leased Percentage Information
(in thousands)

Impact of Strategic Transactions on Leased Percentage

The Company’s stated long-term growth strategy includes the recycling of capital from certain stabilized or non-core assets into office properties located in focused concentration and opportunistic markets. Some of the recently acquired properties are value-add properties which are defined as low-occupancy properties acquired at attractive bases with earnings growth and value appreciation potential achievable through leasing up such assets to a stabilized occupancy. Because the value-add properties have large vacancies, they negatively affect Piedmont’s overall leased percentage. In order to identify the effect they have on Piedmont’s overall leased percentage, the following information is being provided. The analysis below: 1) removes the impact of the value-add properties from Piedmont’s overall office portfolio total under the heading “Stabilized Portfolio Analysis”; 2) provides a year-over-year comparison of leased percentage on the same subset of properties under the heading “Same Store Analysis”; and 3) provides a year-over-year comparison of leased percentage on the same subset of stabilized properties under the heading "Same Store Stabilized Analysis".

	Three Months Ended			Three Months Ended
	June 30, 2013			June 30, 2012
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of March 31, 20xx	17,943	20,853	86.0%	17,403	20,617	84.4%
New leases	667			363
Expired leases	(584)			(213)
Other	2	1		10	10
Subtotal	18,028	20,854	86.4%	17,563	20,627	85.1%
Acquisitions during period	—	—		—	—
Dispositions during period	(150)	(150)		(145)	(145)
As of June 30, 20xx (2) (3)	17,878	20,704	86.4%	17,418	20,482	85.0%

	Six Months Ended			Six Months Ended
	June 30, 2013			June 30, 2012
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of December 31, 20xx	17,935	20,500	87.5%	18,124	20,942	86.5%
New leases	1,184			984
Expired leases	(1,527)			(1,223)
Other	3	(3)		3	10
Subtotal	17,595	20,497	85.8%	17,888	20,952	85.4%
Acquisitions during period	578	594		—	—
Dispositions during period	(295)	(387)		(470)	(470)
As of June 30, 20xx (2) (3)	17,878	20,704	86.4%	17,418	20,482	85.0%

Stabilized Portfolio Analysis
Less value-add properties (4)	(681)	(1,436)	47.4%	(627)	(1,432)	43.8%
Stabilized Total (2) (3)	17,197	19,268	89.3%	16,791	19,050	88.1%

Same Store Analysis
Less acquisitions / dispositions after June 30, 2012 (4) (5)	(578)	(594)	97.3%	(266)	(387)	68.7%
Same Store Total (2) (3) (6)	17,300	20,110	86.0%	17,152	20,095	85.4%

Same Store Stabilized Analysis
Less value-add same store properties (4)	(681)	(1,436)	47.4%	(627)	(1,432)	43.8%
Same Store Stabilized Total (2) (3)	16,619	18,674	89.0%	16,525	18,663	88.5%

(1)
Calculated as leased square footage as of period end with the addition of square footage associated with uncommenced leases for spaces vacant as of period end, divided by total rentable square footage as of period end, expressed as a percentage.

(2)	The square footage associated with leases with end of period expiration dates is included in the end of the period leased square footage.
(3)
End of period leased square footage for 2013 includes short-term space leased on behalf of NASA in accordance with requirements stipulated under its lease to allow it to restructure its space at Two Independence Square in Washington, D.C. As of June 30, 2013, the total short-term space amounts to approximately 63,000 square feet and it will be occupied until an estimated date of July 31, 2014.

(4)	For additional information on acquisitions and dispositions completed during the last year and value-add properties, please refer to pages 37 and 38, respectively.
(5)
Dispositions completed during the previous twelve months are deducted from the previous period data and acquisitions completed during the previous twelve months are deducted from the current period data.

(6)
Excluding executed but not commenced leases for currently vacant spaces, comprising approximately 435,000 square feet for the current period and 583,000 square feet for the prior period, Piedmont's same store commenced leased percentage was 83.9% and 82.5% for the current and prior periods, respectively.

Piedmont Office Realty Trust, Inc.
Rental Rate Roll Up / Roll Down Analysis (1)
(in thousands)

	Three Months Ended
	June 30, 2013
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	432	59.2%	2.1%	(2.4)%	2.8%
Leases executed for spaces excluded from analysis (6)	298	40.8%

	Six Months Ended
	June 30, 2013
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	808	66.9%	3.9%	(10.9)%	(3.1)%	(5)
Leases executed for spaces excluded from analysis (6)	401	33.1%

(1)
The population analyzed consists of consolidated office leases executed during the period with lease terms greater than one year. Retail leases, as well as leases associated with storage spaces, management offices, and unconsolidated joint venture assets, were excluded from this analysis.

(2)	For the purposes of this analysis, the cash rents last in effect for the previous leases were compared to the initial cash rents of the new leases in order to calculate the percentage change.
(3)
For the purposes of this analysis, the accrual basis rents for the previous leases were compared to the accrual basis rents of the new leases in order to calculate the percentage change. For newly signed leases which have variations in accrual basis rents, whether because of known future expansions, contractions, lease expense recovery structure changes, or other similar reasons, the weighted average of such accrual basis rents is used for the purposes of this analysis.

(4)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon the historical tenant improvement allowance usage patterns of the Company's tenants.

(5)
For the six months ended June 30, 2013, the roll down in cash and accrual rents is mainly attributable to two large lease renewals, which rolled down rents but also had lower associated capital expenditure requirements. The net effect of these transactions was a low capital commitment per square foot per year of lease term, offset by a larger decline in rents than would have otherwise occurred. The two lease renewals were: the FedEx Corporate Services lease at 350 Spectrum Loop in Colorado Springs, CO and the Lockheed Martin lease at 400 Virginia Avenue in Washington, D.C.

(6)
Represents leases signed at our consolidated office assets that do not qualify for inclusion in the analysis primarily because the spaces for which the new leases were signed had been vacant for greater than one year.

Piedmont Office Realty Trust, Inc.
Lease Expiration Schedule
As of June 30, 2013
(in thousands)

	OFFICE PORTFOLIO				GOVERNMENTAL ENTITIES
	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Percentage of Current Year Total Annualized Lease Revenue Expiring (%)
Vacant	$—	—	2,826	13.6	$—	—	N/A
2013 (2)	44,798	8.1	991	4.8	19,817	3.6	44.2
2014	30,713	5.5	856	4.1	3,604	0.6	11.7
2015	38,978	7.0	1,333	6.4	—	—	—
2016	28,278	5.1	904	4.4	1,447	0.3	5.1
2017	54,119	9.7	1,344	6.5	1,872	0.3	3.5
2018	51,173	9.2	1,765	8.5	—	—	—
2019	55,976	10.1	2,084	10.1	20,337	3.7	36.3
2020	35,674	6.4	1,305	6.3	9,544	1.7	26.8
2021	15,909	2.9	545	2.6	—	—	—
2022	24,006	4.3	769	3.7	—	—	—
2023	36,546	6.6	1,573	7.6	—	—	—
2024	45,086	8.1	1,629	7.9	—	—	—
2025	14,935	2.7	636	3.1	—	—	—
2026	6,761	1.2	272	1.3	—	—	—
Thereafter	73,161	13.1	1,872	9.1	27,493	4.9	37.6
Total / Weighted Average	$556,113	100.0	20,704	100.0	$84,114	15.1

Average Lease Term Remaining
6/30/2013	7.0 years
12/31/2012	6.9 years

(1)
Annualized rental income associated with newly executed leases for currently occupied space is incorporated herein only at the expiration date for the current lease. Annualized rental income associated with such new leases is removed from the expiry year of the current lease and added to the expiry year of the new lease. These adjustments effectively incorporate known roll ups and roll downs into the expiration schedule.

(2)
Leases and other revenue-producing agreements on a month-to-month basis, aggregating 10,828 square feet and Annualized Lease Revenue of $416,930, are assigned a lease expiration date of a year and a day beyond the period end date. Includes leases with an expiration date of June 30, 2013 aggregating 8,517 square feet and Annualized Lease Revenue of $858,996, as well as the National Park Service lease, which is comprised of 219,750 square feet and $10.4 million in Annualized Lease Revenue, or 1.9% of the Company's total Annualized Lease Revenue.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Quarter
As of June 30, 2013
(in thousands)

	Q3 2013 (1)		Q4 2013		Q1 2014		Q2 2014
	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)

Atlanta	12	$264	—	$57	28	$613	—	$—
Austin	—	—	—	—	—	—	—	—
Boston	7	146	—	—	—	—	—	—
Central & South Florida	14	361	8	228	1	31	—	—
Chicago	27	1,333	69	2,493	—	3	26	728
Cleveland	—	—	6	119	—	—	—	—
Dallas	4	109	98	2,257	—	2	11	302
Denver	—	—	—	—	—	—	—	—
Detroit	53	12	34	755	1	4	2	23
Houston	—	—	—	—	—	—	—	—
Los Angeles	5	151	3	150	—	—	—	840
Minneapolis	7	242	—	58	2	59	123	4,259
Nashville	—	—	—	—	—	—	—	—
New York	—	1	27	1,383	38	1,209	21	1,016
Philadelphia	—	—	—	—	—	—	—	—
Phoenix	—	—	—	—	—	—	—	—
Washington, D.C. (3)	254	11,772	364	15,569	115	4,424	170	7,211
Total / Weighted Average (4)	383	$14,391	609	$23,069	185	$6,345	353	$14,379

(1)	Includes leases with an expiration date of June 30, 2013 aggregating 8,517 square feet and expiring lease revenue of $170,408. No such adjustments are made to other periods presented.
(2)	Expiring lease revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
Approximately 220,000 square feet and $10.4 million of expiring lease revenue in the third quarter of 2013 is related to the lease with the National Park Service, which is currently in holdover status.

(4)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on the previous page as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Year
As of June 30, 2013
(in thousands)

	12/31/2013 (1)		12/31/2014		12/31/2015		12/31/2016		12/31/2017
	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)
Atlanta	11	$321	29	$645	29	$535	18	$361	18	$481
Austin	—	—	—	—	—	—	195	6,208	—	—
Boston	7	146	1	80	128	2,650	3	190	106	5,989
Central & South Florida	22	589	1	35	21	487	65	1,662	141	3,393
Chicago	96	3,826	40	1,156	187	5,283	84	2,423	296	15,910
Cleveland	6	118	—	—	10	208	13	296	14	333
Dallas	102	2,366	13	309	173	4,098	20	486	197	4,793
Denver	—	—	—	—	—	—	—	—	—	—
Detroit	86	768	8	166	62	429	31	705	78	1,525
Houston	—	—	—	—	—	—	—	—	—	2
Los Angeles	9	301	5	1,062	436	15,987	88	2,685	43	1,526
Minneapolis	7	300	155	4,566	103	3,732	33	1,065	39	1,255
Nashville	—	—	—	—	—	—	—	—	—	—
New York	27	1,384	96	4,088	82	2,523	281	9,084	69	2,184
Philadelphia	—	—	—	—	—	—	—	—	—	—
Phoenix	—	—	—	—	—	—	—	—	—	—
Washington, D.C. (3)	618	27,341	508	17,583	102	4,514	73	3,113	343	16,825
Total / Weighted Average (4)	991	$37,460	856	$29,690	1,333	$40,446	904	$28,278	1,344	$54,216

(1)	Includes leases with an expiration date of June 30, 2013 aggregating 8,517 square feet and expiring lease revenue of $170,408. No such adjustments are made to other periods presented.
(2)	Expiring lease revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)	Approximately 220,000 square feet and $10.4 million of expiring lease revenue in 2013 is related to the lease with the National Park Service, which is currently in holdover status.
(4)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on page 29 as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Capital Expenditures & Commitments
For the quarter ended June 30, 2013
Unaudited (in thousands)

	For the Three Months Ended
	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
Non-incremental
Building / construction / development	$2,056	$930	$1,994	$5,257	$1,959
Tenant improvements	11,292	13,744	20,944	17,347	4,809
Leasing costs	5,019	5,246	289	15,979	11,013
Total non-incremental	18,367	19,920	23,227	38,583	17,781
Incremental
Building / construction / development	8,291	6,712	5,680	7,338	5,721
Tenant improvements	29,262	14,068	5,731	5,904	12,044
Leasing costs	1,119	1,642	3,315	8,768	1,687
Total incremental	38,672	22,422	14,726	22,010	19,452
Total capital expenditures	$57,039	$42,342	$37,953	$60,593	$37,233

Non-incremental tenant improvement commitments (1)
Non-incremental tenant improvement commitments outstanding as of March 31, 2013		$98,515
New non-incremental tenant improvement commitments related to leases executed during period		9,372
Non-incremental tenant improvement expenditures	(11,292)
Less: Tenant improvement expenditures fulfilled through accrued liabilities already presented on Piedmont's balance sheet, expired commitments or other adjustments	2,858
Non-incremental tenant improvement commitments fulfilled, expired or other adjustments		(8,434)
Total as of June 30, 2013		$99,453

NOTE:	The information presented on this page is for all consolidated assets, inclusive of our industrial properties.
(1)
Commitments are unexpired contractual non-incremental tenant improvement obligations for leases executed in current and prior periods that have not yet been incurred and have not otherwise been presented on Piedmont's financial statements. The four largest commitments total approximately $61.8 million, or 62% of the total outstanding commitments.

Piedmont Office Realty Trust, Inc.
Contractual Tenant Improvements and Leasing Commissions

	For the Three Months Ended June 30, 2013	For the Six Months Ended June 30, 2013	For the Year Ended
			2012	2011	2010
Renewal Leases
Number of leases	16	31	45	48	37
Square feet	474,835	842,083	1,150,934	2,280,329	1,241,481
Tenant improvements per square foot (1)	$9.14	$11.03	$19.12	$33.29	$14.40
Leasing commissions per square foot	$3.58	$5.67	$6.64	$9.97	$8.40
Total per square foot	$12.72	$16.70	$25.76	$43.26	$22.80
Tenant improvements per square foot per year of lease term	$2.15	$1.72	$2.90	$3.93	$1.74
Leasing commissions per square foot per year of lease term	$0.84	$0.89	$1.01	$1.18	$1.02
Total per square foot per year of lease term (2)	$2.99	$2.61	$3.91	$5.11	$2.76
New Leases (3)
Number of leases	15	37	92	76	56
Square feet	229,407	341,428	1,765,510	1,588,271	866,212
Tenant improvements per square foot (1)	$36.95	$33.03	$47.64	$41.21	$32.65
Leasing commissions per square foot	$12.49	$11.40	$18.49	$15.38	$11.28
Total per square foot	$49.44	$44.43	$66.13	$56.59	$43.93
Tenant improvements per square foot per year of lease term	$4.15	$4.11	$4.30	$4.19	$4.16
Leasing commissions per square foot per year of lease term	$1.40	$1.42	$1.67	$1.57	$1.44
Total per square foot per year of lease term	$5.55	$5.53	$5.97	$5.76	$5.60
Total
Number of leases	31	68	137	124	93
Square feet	704,242	1,183,511	2,916,444	3,868,600	2,107,693
Tenant improvements per square foot (1)	$18.20	$17.37	$36.39	$36.54	$21.90
Leasing commissions per square foot	$6.48	$7.32	$13.81	$12.19	$9.59
Total per square foot	$24.68	$24.69	$50.20	$48.73	$31.49
Tenant improvements per square foot per year of lease term	$3.15	$2.53	$3.91	$4.05	$2.70
Leasing commissions per square foot per year of lease term	$1.12	$1.06	$1.48	$1.35	$1.18
Total per square foot per year of lease term	$4.27	$3.59	$5.39	$5.40	$3.88

NOTE: This information is presented for our consolidated office assets only and excludes activity associated with storage and licensed spaces.

(1)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon the historical tenant improvement allowance usage patterns of the Company's tenants.

(2)
During 2011, we completed two large, 15-year lease renewals with significant capital commitments: NASA at Two Independence Square in Washington, D.C. and GE at 500 West Monroe Street in Chicago, IL. If the costs associated with these renewals were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases in 2011 would be $2.80. During 2012, we completed one large, long-term lease renewal with an above-average capital commitment with US Bancorp at US Bancorp Center in Minneapolis, MN. If the costs associated with this renewal were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases in 2012 would be $2.73.

(3)
Since 2010, Piedmont has selectively employed a value-add strategy for new property acquisitions. Piedmont defines value-add properties as those acquired with low occupancies at attractive bases with earnings growth and value appreciation potential achievable through leasing up such assets to stabilized occupancies. Because the value-add properties have large vacancies, many of which have not previously been leased (first generation spaces), the leasing of those vacancies negatively affects Piedmont’s contractual tenant improvements on a per foot and a per foot per year basis for new leases.

Piedmont Office Realty Trust, Inc.
Geographic Diversification
As of June 30, 2013
($ and square footage in thousands)

Location	Number of Properties	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Leased Square Footage	Percent Leased (%)
Chicago	6	$129,798	23.3	4,780	23.1	3,758	78.6
Washington, D.C.	15	118,122	21.3	3,379	16.3	2,776	82.2
New York	6	79,171	14.2	2,422	11.7	2,357	97.3
Minneapolis	4	44,261	8.0	1,613	7.8	1,457	90.3
Boston	7	33,593	6.0	1,294	6.3	1,276	98.6
Los Angeles	4	29,746	5.4	1,000	4.8	879	87.9
Dallas	7	26,545	4.8	1,279	6.2	1,199	93.7
Detroit	4	18,511	3.3	930	4.5	821	88.3
Atlanta	6	16,056	2.9	1,062	5.1	642	60.5
Philadelphia	1	13,924	2.5	761	3.7	761	100.0
Houston	1	10,034	1.8	313	1.5	313	100.0
Phoenix	4	9,281	1.7	564	2.7	477	84.6
Central & South Florida	4	8,421	1.5	476	2.3	360	75.6
Nashville	1	7,461	1.3	312	1.5	312	100.0
Austin	1	6,207	1.1	195	0.9	195	100.0
Cleveland	2	2,778	0.5	168	0.8	139	82.7
Denver	1	2,204	0.4	156	0.8	156	100.0
Total / Weighted Average	74	$556,113	100.0	20,704	100.0	17,878	86.4

Piedmont Office Realty Trust, Inc.
Geographic Diversification by Location Type
As of June 30, 2013
(square footage in thousands)

		CBD / URBAN INFILL				SUBURBAN				TOTAL
Location	State	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Chicago	IL	2	19.0	3,654	17.6	4	4.3	1,126	5.5	6	23.3	4,780	23.1
Washington, D.C.	DC, VA, MD	10	18.9	2,898	14.0	5	2.4	481	2.3	15	21.3	3,379	16.3
New York	NY, NJ	1	7.3	1,027	5.0	5	6.9	1,395	6.7	6	14.2	2,422	11.7
Minneapolis	MN	1	5.0	928	4.5	3	3.0	685	3.3	4	8.0	1,613	7.8
Boston	MA	2	2.2	173	0.8	5	3.8	1,121	5.5	7	6.0	1,294	6.3
Los Angeles	CA	3	4.8	866	4.2	1	0.6	134	0.6	4	5.4	1,000	4.8
Dallas	TX	—	—	—	—	7	4.8	1,279	6.2	7	4.8	1,279	6.2
Detroit	MI	1	1.9	493	2.4	3	1.4	437	2.1	4	3.3	930	4.5
Atlanta	GA	2	1.9	578	2.8	4	1.0	484	2.3	6	2.9	1,062	5.1
Philadelphia	PA	1	2.5	761	3.7	—	—	—	—	1	2.5	761	3.7
Houston	TX	—	—	—	—	1	1.8	313	1.5	1	1.8	313	1.5
Phoenix	AZ	—	—	—	—	4	1.7	564	2.7	4	1.7	564	2.7
Central & South Florida	FL	—	—	—	—	4	1.5	476	2.3	4	1.5	476	2.3
Nashville	TN	1	1.3	312	1.5	—	—	—	—	1	1.3	312	1.5
Austin	TX	—	—	—	—	1	1.1	195	0.9	1	1.1	195	0.9
Cleveland	OH	—	—	—	—	2	0.5	168	0.8	2	0.5	168	0.8
Denver	CO	—	—	—	—	1	0.4	156	0.8	1	0.4	156	0.8
Total / Weighted Average		24	64.8	11,690	56.5	50	35.2	9,014	43.5	74	100.0	20,704	100.0

Piedmont Office Realty Trust, Inc.
Industry Diversification
As of June 30, 2013
($ and square footage in thousands)

				Percentage of
	Number of	Percentage of Total	Annualized Lease	Annualized Lease	Leased Square	Percentage of Leased
Industry	Tenants	Tenants (%)	Revenue	Revenue (%)	Footage	Square Footage (%)
Governmental Entity	6	1.3	$84,114	15.1	2,037	11.4
Depository Institutions	16	3.5	52,169	9.4	1,781	10.0
Business Services	68	14.9	46,380	8.3	1,637	9.2
Engineering, Accounting, Research, Management & Related Services	38	8.3	41,951	7.5	1,195	6.7
Petroleum Refining & Related Industries	1	0.2	32,710	5.9	776	4.3
Nondepository Credit Institutions	15	3.3	32,155	5.8	1,126	6.3
Insurance Carriers	23	5.0	28,800	5.2	1,271	7.1
Security & Commodity Brokers, Dealers, Exchanges & Services	30	6.6	17,618	3.2	640	3.6
Communications	29	6.3	17,385	3.1	561	3.1
Electronic & Other Electrical Equipment & Components, Except Computer	10	2.2	17,202	3.1	651	3.6
Insurance Agents, Brokers & Services	8	1.8	15,944	2.9	684	3.8
Educational Services	9	2.0	15,547	2.8	406	2.3
Food & Kindred Products	4	0.9	14,824	2.7	399	2.2
Automotive Repair, Services & Parking	6	1.3	14,723	2.6	49	0.3
Transportation Equipment	4	0.9	14,342	2.6	518	2.9
Other	190	41.5	110,249	19.8	4,147	23.2
Total	457	100.0	$556,113	100.0	17,878	100.0

Piedmont Office Realty Trust, Inc.
Property Investment Activity
As of June 30, 2013
($ and square footage in thousands)

Acquisitions Over Previous Eighteen Months

Property		Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price	Rentable Square Footage	Percent Leased at Acquisition (%)
Gavitello Land		Atlanta, GA	6/28/2012	100	N/A	$2,500	N/A	N/A
Glenridge Highlands III Land		Atlanta, GA	10/15/2012	100	N/A	1,725	N/A	N/A
Arlington Gateway	(1)	Arlington, VA	3/4/2013	100	2005	175,552	334	99
5 & 15 Wayside Road		Burlington, MA	3/22/2013	100	1999 / 2001	69,321	271	95

						$249,098	605	97

Dispositions Over Previous Eighteen Months

Property	Location	Disposition Date	Percent Ownership (%)	Year Built	Sale Price	Rentable Square Footage	Percent Leased at Disposition (%)
Willamette	Beaverton, OR	3/19/2012	100	1988	$7,050	73	100
Rogue	Beaverton, OR	3/19/2012	100	1998	13,550	105	100
Deschutes (2)	Beaverton, OR	3/19/2012	100	1989	7,150	73	100
Rhein	Beaverton, OR	3/19/2012	100	1990	10,250	74	100
Portland Land Parcels	Beaverton, OR	3/19/2012	100	N/A	5,942	N/A	N/A
26200 Enterprise Way	Lake Forest, CA	5/31/2012	100	2000	28,250	145	100
110 Hidden Lake Circle	Duncan, SC	9/21/2012	100	1987	16,058	474	100
112 Hidden Lake Circle	Duncan, SC	9/21/2012	100	1987	9,842	313	100
1111 Durham Avenue	South Plainfield, NJ	3/28/2013	100	1975	4,000	237	—
1200 Enclave Parkway	Houston, TX	5/1/2013	100	1999	48,750	150	100

					$150,842	1,644	86

(1)
The property consists of approximately 334,000 square feet; however, due to the square footages referenced in several leases, the rentable square footage is currently 323,000 square feet. As the existing leases expire, the affected spaces will be re-leased to the correct square footages.

(2)
Piedmont exercised a landlord termination option for one full floor immediately prior to the sale of the property to Nike, Inc. After the effectiveness of the termination, the leased percentage became 50%.

Piedmont Office Realty Trust, Inc.
Value-Add Activity
As of June 30, 2013
($ and square footage in thousands)

Presented below are properties that were acquired employing a value-add strategy. Once a property acquired under a value-add strategy reaches 80% leased, it is deemed stabilized for the purposes of supplemental reporting and will be removed from the value-add classification.

Value-Add Properties

Property		Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price	Rentable Square Footage	Current Percent Leased (%)	Percent Leased at Acquisition (%)	Real Estate Gross Book Value	Estimated Cost to Stabilize (per VACANT square foot)
Suwanee Gateway One		Suwanee, GA	9/28/2010	100	2008	$7,875	142	—	—	$7,953	$40 - 60
500 West Monroe Street	(1)	Chicago, IL	3/31/2011	100	1991	227,500	966	60	49	218,658	$60 - 90
The Medici	(2)	Atlanta, GA	6/7/2011	100	2008	13,210	152	27	12	13,939	$35 - 60
400 TownPark		Lake Mary, FL	11/10/2011	100	2008	23,865	176	34	19	23,705	$35 - 50
						$272,450	1,436	47	36	$264,255

(1)
The investment in this property was converted from a structured finance investment to an owned real estate asset through a UCC foreclosure of an equity ownership interest on March 31, 2011. The purchase price presented represents the estimated fair value of the real estate assets comprising the property as of the date of the transaction. The percent leased at acquisition reflects the space leased by Marsh USA as vacant, as the tenant had already announced plans to vacate prior to Piedmont's assumption of ownership of the asset.

(2)	The percent leased at acquisition reflects the space leased by BV Card Assets as vacant, as the tenant had already announced plans to vacate prior to Piedmont's acquisition of the property.

Piedmont Office Realty Trust, Inc.
Other Investments
As of June 30, 2013
($ and square footage in thousands)

Unconsolidated Joint Venture Properties

Property	Location	Percent Ownership (%)	Year Built	Piedmont Share of Real Estate Net Book Value	Real Estate Net Book Value	Rentable Square Footage	Percent Leased (%)
20/20 Building	Leawood, KS	57	1992	$3,048	$5,370	68.3	85
4685 Investment Drive	Troy, MI	55	2000	4,874	8,860	77.1	100
5301 Maryland Way	Brentwood, TN	55	1989	10,373	18,858	201.2	100
8560 Upland Drive	Parker, CO	72	2001	7,532	10,477	148.2	74
Two Park Center	Hoffman Estates, IL	72	1999	10,798	15,020	193.7	39
				$36,625	$58,585	688.5	76

Land Parcels

Property	Location	Acres	Approximate Current Value
Gavitello	Atlanta, GA	2.0	$2,500
Glenridge Highlands III	Atlanta, GA	3.0	1,725
Enclave Parkway	Houston, TX	4.7	2,600
State Highway 161	Irving, TX	4.5	1,200

		14.2	$8,025

Piedmont Office Realty Trust, Inc.
Supplemental Definitions

Included in this section are management's statements regarding certain non-GAAP financial measures provided in this supplemental report and reasons why management believes that these measures provide useful information to investors about the Company's financial condition and results of operations. Reconciliations of these non-GAAP measures are included beginning on page 42.

Adjusted Funds From Operations ("AFFO"): AFFO is calculated by deducting from Core FFO non-incremental capital expenditures and acquisition-related costs and adding back non-cash items including non-real estate depreciation, straight lined rents and fair value lease revenue, non-cash components of interest expense and compensation expense, and by making similar adjustments for unconsolidated partnerships and joint ventures. Although AFFO may not be comparable to that of other REITs, we believe it provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of our liquidity.

Annualized Lease Revenue ("ALR"): ALR is calculated by multiplying (i) rental payments (defined as base rent plus operating expense reimbursements, if payable by the tenant on a monthly basis under the terms of a lease that has been executed, but excluding a) rental abatements and b) rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents or operating expense reimbursements are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to un-leased space, ALR is calculated by multiplying (i) the monthly base rental payment (excluding abatements) plus any operating expense reimbursements for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes our unconsolidated joint venture interests.

Core EBITDA: Core EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property, or other significant non-recurring items. We do not include impairment losses in this measure because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe Core EBITDA is a reasonable measure of our liquidity. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate Core EBITDA differently and our calculation should not be compared to that of other REITs.

Core Funds From Operations ("Core FFO"): We calculate Core FFO by starting with FFO, as defined by NAREIT, and adjusting for certain non-recurring items such as gains or losses on the early extinguishment of debt, acquisition-related costs and other significant non-recurring items. Such items create significant earnings volatility. We believe Core FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs' equivalent to Core FFO.

EBITDA: EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is an appropriate measure of our ability to incur and service debt. EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs.

Funds From Operations ("FFO"): FFO is calculated in accordance with the current National Association of Real Estate Investment Trusts ("NAREIT") definition. NAREIT currently defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property and impairment losses, adding back depreciation and amortization on real estate assets, and after the same adjustments for unconsolidated partnerships and joint ventures. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO may provide valuable comparisons of operating performance between periods and with other REITs. FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income. We believe that FFO is a beneficial indicator of the performance of an equity REIT. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than we do; therefore, our computation of FFO may not be comparable to that of such other REITs.

Gross Assets: Gross assets is defined as total assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Gross Real Estate Assets: Gross real estate assets is defined as total real estate assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives ("Leasing Costs") incurred to lease space that was vacant at acquisition, Leasing Costs for spaces vacant for greater than one year, Leasing Costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building and renovations that change the underlying classification of a building are included in this measure.

NOI from Unconsolidated Joint Ventures: NOI from Unconsolidated Joint Ventures is defined as Property NOI attributable to our interests in properties owned through unconsolidated partnerships. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. NOI from Unconsolidated Joint Ventures is a non-GAAP measure and therefore may not be comparable to similarly defined data provided by other REITs.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets' income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure, in addition to other capital expenditures that qualify as Incremental Capital Expenditures, as defined above.

Property Net Operating Income ("Property NOI"): Property NOI is defined as real estate operating income with the add-back of corporate general and administrative expense, depreciation and amortization, and impairment losses and the deduction of income associated with property management performed by Piedmont for other organizations. We may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are eliminated. The Company uses this measure to assess its operating results and believes it is important in assessing operating performance. Property NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

Same Store Net Operating Income ("Same Store NOI"): Same Store NOI is calculated as the Property NOI attributable to the properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store NOI excludes amounts attributable to unconsolidated joint venture assets. We may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are eliminated. We believe Same Store NOI is an important measure of comparison of our properties' operating performance from one period to another. Other REITs may calculate Same Store NOI differently and our calculation should not be compared to that of other REITs.

Same Store Properties: Same Store Properties is defined as properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store Properties excludes unconsolidated joint venture assets. We believe Same Store Properties is an important measure of comparison of our stabilized portfolio performance.

Piedmont Office Realty Trust, Inc.
Research Coverage

Paul E. Adornato, CFA	Michael Knott, CFA	Vance H. Edelson
BMO Capital Markets	John Bejjani	Morgan Stanley
3 Times Square, 26th Floor	Green Street Advisors	1585 Broadway, 38th Floor
New York, NY 10036	660 Newport Center Drive, Suite 800	New York, NY 10036
Phone: (212) 885-4170	Newport Beach, CA 92660	Phone: (212) 761-0078
Phone: (949) 640-8780

Brendan Maiorana	John W. Guinee, III	Michael J. Salinsky
Wells Fargo	Erin Aslakson	RBC Capital Markets
7 St. Paul Street	Stifel, Nicolaus & Company	Arbor Court
MAC R1230-011	One South Street	30575 Bainbridge Road, Suite 250
Baltimore, MD 21202	16th Floor	Solon, OH 44139
Phone: (443) 263-6516	Baltimore, MD 21202	Phone: (440) 715-2648
Phone: (443) 224-1307

Anthony Paolone, CFA	David Rodgers, CFA
JP Morgan	Robert W. Baird & Co.
277 Park Avenue	200 Public Square
New York, NY 10172	Suite 1650
Phone: (212) 622-6682	Cleveland, OH 44139
Phone: (216) 737-7341

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations, and Adjusted Funds From Operations Reconciliations
Unaudited (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012	6/30/2013	6/30/2012

Net income attributable to Piedmont	$35,358	$14,651	$14,438	$10,831	$30,708	$50,009	$67,935
Depreciation	30,969	29,886	29,735	28,763	28,033	60,855	55,842
Amortization	11,350	9,220	10,666	15,366	11,539	20,570	24,379
Impairment loss	—	6,402	—	—	—	6,402	—
(Gain) / loss on sale of properties	(16,258)	—	6	254	(10,008)	(16,258)	(27,838)
Funds from operations	61,419	60,159	54,845	55,214	60,272	121,578	120,318
Adjustments:
Acquisition costs	70	1,244	53	7	84	1,314	81
Litigation settlement (recovery) / expense	(1,250)	—	—	7,500	—	(1,250)	—
Net casualty loss / (recoveries)	(2,320)	161	5,170	—	—	(2,159)	—
Core funds from operations	57,919	61,564	60,068	62,721	60,356	119,483	120,399
Adjustments:
Deferred financing cost amortization	643	594	592	663	590	1,237	1,392
Amortization of discount on senior notes and swap settlements	7	—	—	—	—	7	—
Depreciation of non real estate assets	105	98	104	196	108	203	201
Straight-line effects of lease revenue	(5,547)	(4,032)	(5,917)	(4,193)	(5,477)	(9,579)	(7,042)
Stock-based and other non-cash compensation expense	176	594	754	869	289	770	623
Amortization of lease-related intangibles	(1,245)	(1,065)	(1,046)	(1,315)	(1,785)	(2,310)	(3,316)
Acquisition costs	(70)	(1,244)	(53)	(7)	(84)	(1,314)	(81)
Non-incremental capital expenditures	(18,367)	(19,920)	(23,227)	(38,583)	(17,781)	(38,287)	(25,847)
Adjusted funds from operations	$33,621	$36,589	$31,275	$20,351	$36,216	$70,210	$86,329

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012	6/30/2013	6/30/2012

Net income attributable to Piedmont	$35,358	$14,651	$14,438	$10,831	$30,708	50,009	67,935
Net income attributable to noncontrolling interest	4	4	4	4	4	8	8
Interest expense	18,228	16,373	16,296	16,247	15,943	34,601	32,480
Depreciation	31,074	29,984	29,839	28,959	28,141	61,058	56,043
Amortization	11,350	9,220	10,666	15,366	11,539	20,570	24,379
Acquisition costs	70	1,244	53	7	84	1,314	81
Impairment loss	—	6,402	—	—	—	6,402	—
Litigation settlement (recovery) / expense	(1,250)	—	—	7,500	—	(1,250)	—
Net casualty loss / (recoveries)	(2,320)	161	5,170	—	—	(2,159)	—
(Gain) / loss on sale of properties	(16,258)	—	6	254	(10,008)	(16,258)	(27,838)
Core EBITDA	76,256	78,039	76,472	79,168	76,411	154,295	153,088
General & administrative expenses	6,410	4,609	5,179	5,576	4,866	11,019	10,184
Management fee revenue	(513)	(631)	(599)	(520)	(626)	(1,144)	(1,199)
Interest and other income	(12)	21	(121)	(390)	(389)	9	(484)
Straight-line effects of lease revenue	(5,547)	(4,032)	(5,917)	(4,193)	(5,477)	(9,579)	(7,042)
Net effect of amortization of above/(below) market in-place lease intangibles	(1,245)	(1,065)	(1,046)	(1,315)	(1,785)	(2,310)	(3,316)
Property net operating income - cash basis	75,349	76,941	73,968	78,326	73,000	152,290	151,231
Net operating income from:
Acquisitions	(3,680)	(836)	17	7	—	(4,516)	—
Dispositions	(107)	57	11	(319)	(496)	(51)	(2,168)
Unconsolidated joint ventures	(597)	(744)	(576)	(735)	(598)	(1,341)	(1,188)
Same store net operating income - cash basis	$70,965	$75,418	$73,420	$77,279	$71,906	$146,382	$147,875

Piedmont Office Realty Trust, Inc.
Unconsolidated Joint Venture Net Operating Income Reconciliations
Pro rata and unaudited (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012	6/30/2013	6/30/2012

Equity in income of unconsolidated joint ventures	$163	$395	$185	$323	$246	$558	$416

Interest expense	—	—	—	—	—	—	—

Depreciation	309	300	290	306	300	609	596

Amortization	45	41	34	41	41	86	82

Impairment loss	—	—	—	—	—	—	—

(Gain) / loss on sale of properties	—	—	—	—	—	—	—

Core EBITDA	517	736	509	670	587	1,253	1,094

General and administrative expenses	120	60	45	31	(3)	180	54

Interest and other income	—	—	—	—	(21)	—	(21)

Property net operating income (accrual basis)	637	796	554	701	563	1,433	1,127

Straight-line effects of lease revenue	(40)	(52)	22	34	35	(92)	61

Net effect of amortization of above/(below) market in-place lease intangibles	—	—	—	—	—	—	—

Property net operating income (cash basis)	$597	$744	$576	$735	$598	$1,341	$1,188

Piedmont Office Realty Trust, Inc.
Discontinued Operations
Unaudited (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012	6/30/2013	6/30/2012
Revenues:
Rental income	$235	$962	$2,495	$1,797	$2,153	$1,197	$4,833
Tenant reimbursements	135	247	65	322	288	382	747
Other rental income	—	—	—	—	—	—	—
	370	1,209	2,560	2,119	2,441	1,579	5,580
Expenses:
Property operating costs	136	749	870	1,168	1,221	885	2,418
Depreciation	—	264	446	591	611	264	1,365
Amortization	—	61	126	159	182	61	368
General and administrative	2	—	(2)	38	5	2	8
	138	1,074	1,440	1,956	2,019	1,212	4,159
Other income (expense):
Interest expense	—	—	—	—	—	—	—
Interest and other income (expense)	13	12	—	—	—	25	—
Net casualty (loss) / recoveries	17	—	—	—	—	17	—
Net income attributable to noncontrolling interest	—	—	—	—	—	—	—
	30	12	—	—	—	42	—

Operating income, excluding impairment loss and gain on sale	262	147	1,120	163	422	409	1,421

Impairment loss	—	(6,402)	—	—	—	(6,402)	—
Gain / (loss) on sale of properties	16,258	—	(6)	(254)	10,008	16,258	27,838

Income from discontinued operations	$16,520	$(6,255)	$1,114	$(91)	$10,430	$10,265	$29,259

Piedmont Office Realty Trust, Inc.
Property Detail
As of June 30, 2013
(in thousands)

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)

Atlanta
11695 Johns Creek Parkway	Johns Creek	GA	100.0%	2001	101	78.2%	78.2%	78.2%
3750 Brookside Parkway	Alpharetta	GA	100.0%	2001	103	57.3%	57.3%	57.3%
Glenridge Highlands Two	Atlanta	GA	100.0%	2000	426	81.9%	81.9%	70.0%
Suwanee Gateway One	Suwanee	GA	100.0%	2008	142	0.0%	0.0%	0.0%
The Dupree	Atlanta	GA	100.0%	1997	138	82.6%	82.6%	79.0%
The Medici	Atlanta	GA	100.0%	2008	152	27.0%	27.0%	17.8%
Metropolitan Area Subtotal / Weighted Average					1,062	60.5%	60.5%	53.9%
Austin
Braker Pointe III	Austin	TX	100.0%	2001	195	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					195	100.0%	100.0%	100.0%
Boston
1200 Crown Colony Drive	Quincy	MA	100.0%	1990	235	100.0%	100.0%	100.0%
90 Central Street	Boxborough	MA	100.0%	2001	175	99.4%	99.4%	99.4%
1414 Massachusetts Avenue	Cambridge	MA	100.0%	1873	78	100.0%	100.0%	100.0%
One Brattle Square	Cambridge	MA	100.0%	1991	95	94.7%	94.7%	94.7%
225 Presidential Way	Woburn	MA	100.0%	2001	202	100.0%	100.0%	100.0%
235 Presidential Way	Woburn	MA	100.0%	2000	238	100.0%	100.0%	100.0%
5 & 15 Wayside Road	Burlington	MA	100.0%	1999 / 2001	271	95.6%	95.6%	95.6%
Metropolitan Area Subtotal / Weighted Average					1,294	98.6%	98.6%	98.6%
Chicago
Windy Point I	Schaumburg	IL	100.0%	1999	187	100.0%	100.0%	100.0%
Windy Point II	Schaumburg	IL	100.0%	2001	301	100.0%	83.1%	0.0%
Aon Center	Chicago	IL	100.0%	1972	2,688	81.0%	79.2%	67.6%
Two Pierce Place	Itasca	IL	100.0%	1991	486	82.7%	82.7%	80.9%
2300 Cabot Drive	Lisle	IL	100.0%	1998	152	73.0%	73.0%	61.8%
500 West Monroe Street	Chicago	IL	100.0%	1991	966	60.0%	51.9%	10.0%
Metropolitan Area Subtotal / Weighted Average					4,780	78.6%	74.9%	54.1%
Cleveland
Eastpoint I	Mayfield Heights	OH	100.0%	2000	83	69.9%	0.0%	0.0%
Eastpoint II	Mayfield Heights	OH	100.0%	2000	85	95.3%	95.3%	95.3%
Metropolitan Area Subtotal / Weighted Average					168	82.7%	48.2%	48.2%

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)

Dallas
3900 Dallas Parkway	Plano	TX	100.0%	1999	120	100.0%	100.0%	96.7%
5601 Headquarters Drive	Plano	TX	100.0%	2001	166	100.0%	100.0%	100.0%
6031 Connection Drive	Irving	TX	100.0%	1999	232	100.0%	83.2%	83.2%
6021 Connection Drive	Irving	TX	100.0%	2000	223	100.0%	100.0%	100.0%
6011 Connection Drive	Irving	TX	100.0%	1999	152	100.0%	100.0%	100.0%
Las Colinas Corporate Center I	Irving	TX	100.0%	1998	159	100.0%	100.0%	100.0%
Las Colinas Corporate Center II	Irving	TX	100.0%	1998	227	64.8%	62.6%	56.8%
Metropolitan Area Subtotal / Weighted Average					1,279	93.7%	90.3%	89.0%
Denver
350 Spectrum Loop	Colorado Springs	CO	100.0%	2001	156	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					156	100.0%	100.0%	100.0%
Detroit
1441 West Long Lake Road	Troy	MI	100.0%	1999	107	89.7%	89.7%	83.2%
150 West Jefferson Avenue	Detroit	MI	100.0%	1989	493	80.1%	76.7%	74.4%
Auburn Hills Corporate Center	Auburn Hills	MI	100.0%	2001	120	100.0%	100.0%	100.0%
1075 West Entrance Drive	Auburn Hills	MI	100.0%	2001	210	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					930	88.3%	86.5%	84.5%
Central & South Florida
Sarasota Commerce Center II	Sarasota	FL	100.0%	1999	152	100.0%	100.0%	85.5%
5601 Hiatus Road	Tamarac	FL	100.0%	2001	100	100.0%	100.0%	100.0%
2001 NW 64th Street	Ft. Lauderdale	FL	100.0%	2001	48	100.0%	100.0%	100.0%
400 TownPark	Lake Mary	FL	100.0%	2008	176	34.1%	34.1%	34.1%
Metropolitan Area Subtotal / Weighted Average					476	75.6%	75.6%	71.0%
Houston
1430 Enclave Parkway	Houston	TX	100.0%	1994	313	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					313	100.0%	100.0%	100.0%
Los Angeles
800 North Brand Boulevard	Glendale	CA	100.0%	1990	518	80.3%	80.3%	80.3%
1055 East Colorado Boulevard	Pasadena	CA	100.0%	2001	175	98.9%	50.3%	39.4%
Fairway Center II	Brea	CA	100.0%	2002	134	97.8%	97.8%	97.8%
1901 Main Street	Irvine	CA	100.0%	2001	173	91.9%	79.2%	52.0%
Metropolitan Area Subtotal / Weighted Average					1,000	87.9%	77.2%	70.6%
Minneapolis
Crescent Ridge II	Minnetonka	MN	100.0%	2000	301	73.1%	64.5%	57.5%
US Bancorp Center	Minneapolis	MN	100.0%	2000	928	93.6%	93.6%	92.7%
One Meridian Crossings	Richfield	MN	100.0%	1997	195	100.0%	100.0%	100.0%
Two Meridian Crossings	Richfield	MN	100.0%	1998	189	91.5%	91.5%	91.5%
Metropolitan Area Subtotal / Weighted Average					1,613	90.3%	88.7%	86.9%

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)

Nashville
2120 West End Avenue	Nashville	TN	100.0%	2000	312	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					312	100.0%	100.0%	100.0%
New York
2 Gatehall Drive	Parsippany	NJ	100.0%	1985	405	100.0%	100.0%	100.0%
200 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	299	83.3%	83.3%	49.2%
Copper Ridge Center	Lyndhurst	NJ	100.0%	1989	268	94.4%	94.4%	89.9%
60 Broad Street	New York	NY	100.0%	1962	1,027	100.0%	100.0%	99.9%
600 Corporate Drive	Lebanon	NJ	100.0%	2005	125	100.0%	100.0%	100.0%
400 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	298	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					2,422	97.3%	97.3%	92.6%
Philadelphia
1901 Market Street	Philadelphia	PA	100.0%	1987	761	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					761	100.0%	100.0%	100.0%
Phoenix
River Corporate Center	Tempe	AZ	100.0%	1998	133	100.0%	100.0%	100.0%
8700 South Price Road	Tempe	AZ	100.0%	2000	132	100.0%	100.0%	100.0%
Desert Canyon 300	Phoenix	AZ	100.0%	2001	149	100.0%	100.0%	100.0%
Chandler Forum	Chandler	AZ	100.0%	2003	150	42.0%	42.0%	42.0%
Metropolitan Area Subtotal / Weighted Average					564	84.6%	84.6%	84.6%
Washington, D.C.
11107 Sunset Hills Road	Reston	VA	100.0%	1985	101	100.0%	100.0%	100.0%
1201 Eye Street	Washington	DC	49.5% (2)	2001	269	100.0%	100.0%	100.0%
1225 Eye Street	Washington	DC	49.5% (2)	1986	225	86.2%	86.2%	84.9%
3100 Clarendon Boulevard	Arlington	VA	100.0%	1987	250	100.0%	100.0%	100.0%
400 Virginia Avenue	Washington	DC	100.0%	1985	224	87.1%	87.1%	86.2%
4250 North Fairfax Drive	Arlington	VA	100.0%	1998	305	100.0%	100.0%	100.0%
9211 Corporate Boulevard	Rockville	MD	100.0%	1989	115	100.0%	100.0%	100.0%
9221 Corporate Boulevard	Rockville	MD	100.0%	1989	115	100.0%	100.0%	100.0%
One Independence Square	Washington	DC	100.0%	1991	334	0.3%	0.3%	0.3%
9200 Corporate Boulevard	Rockville	MD	100.0%	1982	109	100.0%	100.0%	100.0%
11109 Sunset Hills Road	Reston	VA	100.0%	1984	41	0.0%	0.0%	0.0%
Two Independence Square	Washington	DC	100.0%	1991	561	100.0%	100.0%	100.0%
Piedmont Pointe I	Bethesda	MD	100.0%	2007	186	68.8%	68.8%	66.1%
Piedmont Pointe II	Bethesda	MD	100.0%	2008	221	51.6%	50.2%	49.3%
Arlington Gateway (3)	Arlington	VA	100.0%	2005	323	98.8%	98.8%	98.8%
Metropolitan Area Subtotal / Weighted Average					3,379	82.2%	82.1%	81.7%

Grand Total					20,704	86.4%	84.3%	77.8%

(1)
Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements).

(2)	Although Piedmont owns 49.5% of the asset, it is entitled to 100% of the cash flows under the terms of the property ownership entity's joint venture agreement.
(3)
The property consists of approximately 334,000 square feet; however, due to the square footages referenced in several leases, the rentable square footage is currently 323,000 square feet. As the existing leases expire, the affected spaces will be re-leased to the correct square footages.

Piedmont Office Realty Trust, Inc.
Supplemental Operating & Financial Data
Risks, Uncertainties and Limitations

Certain statements contained in this supplemental package constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause our actual results and expectations to differ materially from those described in our forward-looking statements: market and economic conditions remain challenging and the demand for office space, rental rates and property values may continue to lag the general economic recovery causing our business, results of operations, cash flows, financial condition and access to capital to be adversely affected or otherwise impact performance, including the potential recognition of impairment charges; the success of our real estate strategies and investment objectives, including our ability to identify and consummate suitable acquisitions; acquisitions of properties may have unknown risks and other liabilities at the time of acquisition; lease terminations or lease defaults, particularly by one of our large lead tenants; the impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases; changes in the economies and other conditions of the office market in general and of the specific markets in which we operate, particularly in Chicago, Washington, D.C., and the New York metropolitan area; economic and regulatory changes, including accounting standards, that impact the real estate market generally; additional risks and costs associated with directly managing properties occupied by government tenants; adverse market and economic conditions may continue to adversely affect us and could cause us to recognize impairment charges or otherwise impact our performance; availability of financing and our lending banks' ability to honor existing line of credit commitments; we have significant indebtedness and may not be able to meet our debt service obligations; costs of complying with governmental laws and regulations; uncertainties associated with environmental and other regulatory matters; potential changes in political environment and reduction in federal and/or state funding of our governmental tenants; we may be subject to litigation, which could have a material adverse effect on our financial condition; our ability to continue to qualify as a real estate investment trust under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental report. We cannot guarantee the accuracy of any such forward-looking statements contained in this supplemental report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.